 Exhibit 99.2

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)

PART I — FINANCIAL INFORMATION

Item 1.	FINANCIAL STATEMENTS
COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30, 2013	December 31, 2012
ASSETS
Investment in real estate assets:
Land	$1,525,353	$1,488,525
Buildings and improvements, less accumulated depreciation of $249,446 and $187,448, respectively	4,365,738	4,218,182
Acquired intangible lease assets, less accumulated amortization of $160,308 and $121,894, respectively	853,137	859,985
Total investment in real estate assets, net	6,744,228	6,566,692
Investment in notes receivable, net	90,464	90,358
Investment in marketable securities	10,499	51,103
Investment in marketable securities pledged as collateral	257,518	266,098
Investment in unconsolidated entities	94,932	96,785
Total investment in real estate assets and related assets, net	7,197,641	7,071,036
Assets related to real estate held for sale, net	—	23,153
Cash and cash equivalents	167,474	192,504
Restricted cash	25,502	18,444
Rents and tenant receivables, less allowance for doubtful accounts of $440 and $337, respectively	97,956	79,569
Intangible assets, prepaid expenses and other assets, net	104,332	11,790
Deferred financing costs, less accumulated amortization of $16,248 and $23,105, respectively	61,835	57,229
Goodwill	229,102	—
Leasehold improvements and property and equipment, net	21,295	—
Due from affiliates	8,036	—
Total assets	$7,913,173	$7,453,725
LIABILITIES AND EQUITY
Notes payable and other borrowings	$3,501,428	$3,292,048
Accounts payable and accrued expenses	58,115	42,756
Due to affiliates	—	4,525
Acquired below market lease intangibles, less accumulated amortization of $21,303 and $16,389, respectively	114,934	113,607
Distributions payable	28,501	26,399
Contingent consideration	211,143	5,341
Derivative liabilities, deferred rent and other liabilities	52,968	51,639
Total liabilities	3,967,089	3,536,315
Commitments and contingencies
Redeemable common stock	—	234,578
EQUITY:
Preferred stock, $0.01 par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.01 par value; 990,000,000 shares authorized and 489,808,175 and 479,547,099 shares outstanding, respectively	4,898	4,795
Capital in excess of par value	4,416,151	4,068,015
Accumulated distributions in excess of earnings	(510,539)	(416,886)
Accumulated other comprehensive income	18,856	23,101
Total stockholders’ equity	3,929,366	3,679,025
Noncontrolling interests	16,718	3,807
Total equity	3,946,084	3,682,832
Total liabilities and equity	$7,913,173	$7,453,725
The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenues:
Real estate investment revenue	$159,812	$124,910	$312,089	$234,066
Interest income on real estate-related investments	7,837	6,452	15,785	10,241
Private capital management revenue	82,643	—	82,643	—
Total revenue	250,292	131,362	410,517	244,307
Expenses:
Reallowed fees and commissions	38,962	—	38,962	—
General and administrative expenses	41,436	4,652	45,467	8,676
Merger related stock-based compensation expense	10,278	—	10,278	—
Property operating expenses	17,507	11,543	33,129	21,298
Property and asset management expenses	1,393	10,988	15,302	21,043
Merger and acquisition related expenses	11,810	17,438	27,423	32,819
Depreciation and amortization	56,393	38,269	104,110	71,540
Total operating expenses	177,779	82,890	274,671	155,376
Operating income	72,513	48,472	135,846	88,931
Other income (expense):
Equity in income of unconsolidated entities	972	552	2,281	886
Other (expense) income	(774)	675	(851)	3,992
Interest expense	(48,938)	(30,141)	(88,007)	(57,312)
Total other expense	(48,740)	(28,914)	(86,577)	(52,434)
Income from continuing operations before income taxes	23,773	19,558	49,269	36,497
Benefit from income taxes	235	—	235	—
Income from continuing operations	24,008	19,558	49,504	36,497
Discontinued operations:
Income from discontinued operations	195	3,532	838	7,762
Gain on sale of real estate assets	4,931	—	19,007	14,781
Income from discontinued operations	5,126	3,532	19,845	22,543
Net income	29,134	23,090	69,349	59,040
Net income (loss) allocated to noncontrolling interests	111	(133)	215	(120)
Net income attributable to the Company	$29,023	$23,223	$69,134	$59,160

Basic earnings per share:
Income from continuing operations	$0.05	$0.04	$0.10	$0.08
Income from discontinued operations	$0.01	$0.01	$0.04	$0.05
Net income attributable to the Company	$0.06	$0.05	$0.14	$0.13
Diluted earnings per share:
Income from continuing operations	$0.05	$0.04	$0.10	$0.08
Income from discontinued operations	$0.01	$0.01	$0.04	$0.05
Net income attributable to the Company	$0.06	$0.05	$0.14	$0.13
Weighted average number of common shares outstanding:
Basic	487,915,368	473,159,051	484,396,906	470,033,648
Diluted	491,510,128	473,159,051	486,194,286	470,033,648
Distributions declared per common share issued	$0.17	$0.16	$0.33	$0.31
The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF COMPREHENSIVE INCOME
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income	$29,134	$23,090	$69,349	$59,040

Other comprehensive income:
Unrealized loss on marketable securities	(27,745)	(15,434)	(12,981)	(1,311)
Reclassification of previous unrealized gain on marketable securities into net income	(612)	—	(612)	—
Unrealized gain (loss) on interest rate swaps	3,977	(4,835)	6,784	(5,677)
Reclassification of previous unrealized loss on interest rate swaps into net income	2,564	—	2,564	—
Total other comprehensive loss	(21,816)	(20,269)	(4,245)	(6,988)

Total comprehensive income	7,318	2,821	65,104	52,052
Comprehensive income (loss) attributable to noncontrolling interests	111	(133)	215	(120)
Total comprehensive income attributable to the Company	$7,207	$2,954	$64,889	$52,172
The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF EQUITY
(in thousands, except share amounts)

			Capital in	Accumulated	Accumulated
	Common Stock		Excess	Distributions	Other	Total	Non-
	Number of	Par	of Par	in Excess of	Comprehensive	Stockholders’	controlling	Total
	Shares	Value	Value	Earnings	Income	Equity	Interests	Equity
Balance, January 1, 2013	479,547,099	$4,795	$4,068,015	$(416,886)	$23,101	$3,679,025	$3,807	$3,682,832
Issuance of common stock	7,830,909	78	74,317	—	—	74,395	—	74,395
Issuance of common stock related to the Merger	8,568,980	86	90,574	—	—	90,660	—	90,660
Merger related stock-based compensation expense	—	—	10,278	—	—	10,278	—	10,278
Contributions from noncontrolling interests	—	—	—	—	—	—	13,206	13,206
Distributions to noncontrolling interests	—	—	—	—	—	—	(510)	(510)
Distributions to investors	—	—	—	(162,787)	—	(162,787)	—	(162,787)
Redemptions and cancellations of common stock	(6,138,813)	(61)	(61,611)	—	—	(61,672)	—	(61,672)
Changes in redeemable common stock	—	—	234,578	—	—	234,578	—	234,578
Comprehensive income (loss)	—	—	—	69,134	(4,245)	64,889	215	65,104
Balance, June 30, 2013	489,808,175	$4,898	$4,416,151	$(510,539)	$18,856	$3,929,366	$16,718	$3,946,084

			Capital in	Accumulated	Accumulated
	Common Stock		Excess	Distributions	Other	Total	Non-
	Number of	Par	of Par	in Excess of	Comprehensive	Stockholders’	controlling	Total
	Shares	Value	Value	Earnings	Loss	Equity	Interests	Equity
Balance, January 1, 2012	385,236,590	$3,852	$3,322,924	$(319,031)	$(24,757)	$2,982,988	$1,275	$2,984,263
Issuance of common stock	91,997,379	920	912,570	—	—	913,490	—	913,490
Contributions from noncontrolling interests	—	—	—	—	—	—	2,937	2,937
Distributions to noncontrolling interests	—	—	—	—	—	—	(41)	(41)
Distributions to investors	—	—	—	(145,140)	—	(145,140)	—	(145,140)
Commissions on stock sales and related dealer manager fees	—	—	(72,926)	—	—	(72,926)	—	(72,926)
Other offering costs	—	—	(13,188)	—	—	(13,188)	—	(13,188)
Redemptions of common stock	(2,476,653)	(25)	(24,097)	—	—	(24,122)	—	(24,122)
Changes in redeemable common stock	—	—	(56,384)	—	—	(56,384)	—	(56,384)
Comprehensive income (loss)	—	—	—	59,160	(6,988)	52,172	(120)	52,052
Balance, June 30, 2012	474,757,316	$4,747	$4,068,899	$(405,011)	$(31,745)	$3,636,890	$4,051	$3,640,941
The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2013	2012
Cash flows from operating activities:
Net income	$69,349	$59,040
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	65,123	51,303
Amortization of intangibles and deferred financing costs, net	54,267	34,792
Accretion of marketable securities and notes receivable, net	(2,772)	(1,418)
Equity in income of unconsolidated entities	(2,281)	(886)
Return on investment from unconsolidated entities	2,281	886
Gain on sale of real estate assets	(19,007)	(14,781)
Loss on sale of marketable securities	1,331	—
Loss on derivatives and debt prepayment fees	4,688	—
Merger related stock-based compensation expense	10,278	—
Other operating activities	386	(561)
Changes in assets and liabilities:
Rents and tenant receivables	(18,573)	(18,517)
Intangible assets, prepaid expenses and other assets	3,574	(1,615)
Due from affiliates	(3,729)	—
Accounts payable and accrued expenses	1,488	6,569
Contingent consideration	(3,345)	—
Deferred rent and other liabilities	(11,771)	(2,814)
Due to affiliates	(4,525)	682
Net cash provided by operating activities	146,762	112,680
Cash flows from investing activities:
Investment in real estate and related assets, net	(324,952)	(1,319,297)
Cash paid in connection with the Merger, net of cash acquired	(7,251)	—
Return of investment and repayment of advance from unconsolidated entities	2,420	19,131
Proceeds from sale and condemnation of real estate assets	85,189	69,222
Proceeds from the sale of marketable securities	36,533	—
Payment of property escrow deposits	(27,864)	(26,936)
Refund of property escrow deposits	22,646	26,964
Change in restricted cash	(7,058)	1,783
Other investing activities, net	33	438
Net cash used in investing activities	(220,304)	(1,228,695)
Cash flows from financing activities:
Proceeds from issuance of common stock	—	832,984
Offering costs on issuance of common stock	—	(87,195)
Redemptions of common stock	(61,672)	(24,122)
Distributions to investors	(86,290)	(60,195)
Proceeds from notes payable and other borrowings	481,256	1,023,149
Repayment of notes payable and other borrowings	(282,136)	(510,201)
Deferred financing costs paid	(12,324)	(11,111)
Contributions from noncontrolling interests	13,206	2,937
Other financing activities, net	(3,528)	(1,431)
Net cash provided by financing activities	48,512	1,164,815
Net (decrease) increase in cash and cash equivalents	(25,030)	48,800
Cash and cash equivalents, beginning of period	192,504	216,353
Cash and cash equivalents, end of period	$167,474	$265,153
The accompanying notes are an integral part of these condensed consolidated unaudited financial statements.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS
June 30, 2013

NOTE 1 — ORGANIZATION AND BUSINESS
Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc. (“CCPT III”), (the “Company”) is a Maryland corporation that was formed on January 22, 2008, which has elected to be taxed, and currently qualifies, as a real estate investment trust (“REIT”) for federal income tax purposes. The Company operates through two business segments, Real Estate Investment (“REI”) and Private Capital Management (“PCM”), as further discussed in Note 4. Substantially all of the Company’s REI segment is conducted through Cole REIT III Operating Partnership, LP (“CCPT III OP”), a Delaware limited partnership. Substantially all of the Company’s PCM segment is conducted through Cole Capital Advisors, Inc. (“CCA”), an Arizona corporation. CCA is treated as a taxable REIT subsidiary (“TRS”) under Section 856 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).
On June 20, 2013, the Company listed its common stock on the New York Stock Exchange (the “NYSE”) under the ticker symbol “COLE” (the “Listing”). As of June 30, 2013, the Company had issued approximately 499.9 million shares of its common stock in the Offerings (as defined in Note 15) for aggregate gross proceeds of $5.0 billion, before share redemptions pursuant to the Company’s share redemption program of $174.7 million and offering costs, selling commissions and dealer management fees of $463.2 million.
NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of Consolidation and Basis of Presentation
The condensed consolidated unaudited financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) regarding interim financial reporting, including the instructions to Form 10-Q and Article 10 of Regulation S-X, and do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America (“GAAP”) for complete financial statements. In the opinion of management, the statements for the interim periods presented include all adjustments, which are of a normal and recurring nature, necessary for a fair presentation of the results for such periods. Results for these interim periods are not necessarily indicative of full year results. The information included in this Quarterly Report on Form 10-Q should be read in conjunction with CCPT III’s audited consolidated financial statements for the year ended December 31, 2012, and related notes thereto set forth in CCPT III’s Annual Report on Form 10-K for the year ended December 31, 2012. The condensed consolidated unaudited financial statements should also be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this Quarterly Report on Form 10-Q.
The condensed consolidated unaudited financial statements include the accounts of the Company, its wholly-owned subsidiaries, consolidated joint venture arrangements in which the Company has controlling financial interests and REITs in the registration process of which the Company is the sole stockholder. The portions of the consolidated joint venture arrangements not owned by the Company are presented as noncontrolling interests as of and during the period consolidated. All intercompany balances and transactions have been eliminated in consolidation. Certain prior year balances have been reclassified in the condensed consolidated unaudited balance sheets and statements of operations to conform with the current year presentation of real estate assets held for sale and discontinued operations. In addition, prior year revenue amounts were reclassified in the condensed consolidated unaudited statements of operations to conform to the current year presentation for the reportable segments. Also, certain balances have been combined in the condensed consolidated unaudited balance sheets, statements of operations and statements of cash flows.
The Company evaluates its relationships and investments to determine if it has variable interests.  A variable interest is an investment or other interest that will absorb portions of an entity’s expected losses or receive portions of the entity’s expected residual returns.  If the Company determines that it has a variable interest in an entity, it evaluates whether such interest is in a variable interest entity (“VIE”).  A VIE is broadly defined as an entity where either (1) the equity investors as a group, if any, lack the power through voting or similar rights to direct the activities of an entity that most significantly impact the entity’s economic performance or (2) the equity investment at risk is insufficient to finance that entity’s activities without additional subordinated financial support.  The Company consolidates any VIEs when it is determined to be the primary beneficiary of the VIE’s operations.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

A variable interest holder is considered to be the primary beneficiary of a VIE if it has the power to direct the activities of a VIE that most significantly impact the entity’s economic performance and has the obligation to absorb losses of, or the right to receive benefits from, the entity that could potentially be significant to the VIE. The Company qualitatively assesses whether it is (or is not) the primary beneficiary of a VIE. Consideration of various factors include, but are not limited to, the Company’s ability to direct the activities that most significantly impact the entity’s economic performance, its form of ownership interest, its representation on the entity’s governing body, the size and seniority of its investment, its ability and the rights of other investors to participate in policy making decisions and to replace the manager of and/or liquidate the entity.
The Company continually evaluates the need to consolidate joint ventures and the managed investment programs based on standards set forth in GAAP. In determining whether the Company has a controlling interest in a joint venture or manged investment programs and the requirement to consolidate the accounts of that entity, management considers factors such as ownership interest, power to make decisions and contractual and substantive participating rights of the partners/members as well as whether the entity is a VIE for which the Company is the primary beneficiary. As of June 30, 2013, the Company consolidated the accounts of four joint ventures (the “Consolidated Joint Ventures”), which held real estate assets with an aggregate book value of $275.0 million.
In addition, the Company evaluates its investments in marketable securities to determine if they represent variable interests in VIEs. As of June 30, 2013, the Company determined that investments in marketable securities are variable interests in VIEs, of which the Company is not the primary beneficiary because it does not have the ability to direct the activities of the VIEs that most significantly impact each entity’s economic performance. The Company’s maximum exposure to loss from these investments does not exceed their aggregate amortized cost basis.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
Investment in and Valuation of Real Estate Assets
Real estate assets are stated at cost, less accumulated depreciation and amortization. Amounts capitalized to real estate assets consist of the cost of acquisition, excluding acquisition related expenses, construction and any tenant improvements, major improvements and betterments that extend the useful life of the real estate assets and leasing costs. All repairs and maintenance are expensed as incurred.
The Company is required to make subjective assessments as to the useful lives of its depreciable assets. The Company considers the period of future benefit of each respective asset to determine the appropriate useful life of the assets. Real estate assets, other than land, are depreciated or amortized on a straight-line basis. The estimated useful lives of the Company’s real estate assets by class are generally as follows:

Buildings	40 years
Tenant improvements	Lesser of useful life or lease term
Intangible lease assets	Lease term
When developing estimates of expected future cash flows, the Company makes certain assumptions regarding future market rental income amounts subsequent to the expiration of current lease agreements, property operating expenses, terminal capitalization and discount rates, the expected number of months it takes to re-lease the property, required tenant improvements and the number of years the property will be held for investment. The use of alternative assumptions in estimating expected future cash flows could result in a different determination of the property’s expected future cash flows and a different conclusion regarding the existence of an impairment, the extent of such loss, if any, as well as the fair value of the real estate assets.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

When a real estate asset is identified by the Company as held for sale, the Company ceases depreciation and amortization of the assets related to the property and estimates the fair value, net of selling costs. If, in management’s opinion, the fair value, net of selling costs, of the asset is less than the carrying amount of the asset, an adjustment to the carrying amount would be recorded to reflect the estimated fair value of the property, net of selling costs.
Allocation of Purchase Price of Real Estate Assets
Upon the acquisition of real properties, the Company allocates the purchase price to acquired tangible assets, consisting of land, buildings and improvements, and identified intangible assets and liabilities, consisting of the value of above market and below market leases and the value of in-place leases, based in each case on their respective fair values. Acquisition related expenses are expensed as incurred. The Company utilizes independent appraisals to assist in the determination of the fair values of the tangible assets of an acquired property (which includes land and building). The Company obtains an independent appraisal for each real property acquisition. The information in the appraisal, along with any additional information available to the Company’s management, is used in estimating the amount of the purchase price that is allocated to land. Other information in the appraisal, such as building value and market rents, may be used by the Company’s management in estimating the allocation of purchase price to the building and to intangible lease assets and liabilities. The appraisal firm has no involvement in management’s allocation decisions other than providing this market information.
The fair values of above market and below market lease intangibles are recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) an estimate of fair market lease rates for the corresponding in-place leases, which is generally obtained from independent appraisals, measured over a period equal to the remaining non-cancelable term of the lease including any bargain renewal periods, with respect to a below market lease. The above market and below market lease intangibles are capitalized as intangible lease assets or liabilities, respectively. Above market leases are amortized as a reduction to rental income over the remaining terms of the respective leases. Below market leases are amortized as an increase to rental income over the remaining terms of the respective leases, including any bargain renewal periods. In considering whether or not the Company expects a tenant to execute a bargain renewal option, the Company evaluates economic factors and certain qualitative factors at the time of acquisition, such as the financial strength of the tenant, remaining lease term, the tenant mix of the leased property, the Company’s relationship with the tenant and the availability of competing tenant space. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of above market or below market lease intangibles relating to that lease would be recorded as an adjustment to rental income.
The fair values of in-place leases include estimates of direct costs associated with obtaining a new tenant and opportunity costs associated with lost rental and other property income which are avoided by acquiring a property with an in-place lease. Direct costs associated with obtaining a new tenant include commissions and other direct costs and are estimated in part by utilizing information obtained from independent appraisals and management’s consideration of current market costs to execute a similar lease. The intangible values of opportunity costs, which are calculated using the contractual amounts to be paid pursuant to the in-place leases over a market absorption period for a similar lease, are capitalized as intangible lease assets and are amortized to expense over the remaining term of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts of in-place lease assets relating to that lease would be expensed.
The Company has acquired, and may continue to acquire, certain properties subject to contingent consideration arrangements that may obligate the Company to pay additional consideration to the seller based on the outcome of future events. Additionally, the Company may acquire certain properties for which it funds certain contingent consideration amounts into an escrow account pending the outcome of certain future events. The outcome may result in the release of all or a portion of the escrow funds to the Company or the seller or a combination thereof. Contingent consideration arrangements are based on a predetermined formula and have set time periods regarding the obligation to make future payments, including funds released to the seller from escrow accounts, or the right to receive escrowed funds as set forth in the respective purchase and sale agreement. Contingent consideration arrangements, including amounts funded through an escrow account, are recorded upon acquisition of the respective property at their estimated fair value, and any changes to the estimated fair value, subsequent to acquisition, are reflected in the accompanying condensed consolidated unaudited statements of operations. The determination of the amount of contingent consideration arrangements is based on the probability of several possible outcomes as identified by management. The respective amounts recorded are carried at fair value.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

The Company estimates the fair value of assumed mortgage notes payable based upon indications of current market pricing for similar types of debt financing with similar maturities. Assumed mortgage notes payable are initially recorded at their estimated fair value as of the assumption date, and the difference between such estimated fair value and the mortgage note’s outstanding principal balance is amortized to interest expense over the term of the respective mortgage note payable.
The determination of the fair values of the real estate assets and liabilities acquired requires the use of significant assumptions with regard to the current market rental rates, rental growth rates, capitalization and discount rates, interest rates and other variables. The use of alternative estimates may result in a different allocation of the Company’s purchase price, which could impact the Company’s results of operations.
Discontinued Operations
Upon the disposal of a real estate asset or the determination of a real estate asset as being held for sale, the Company determines if the asset disposed of is considered a component of the Company. A component is comprised of operations and cash flows that can clearly be distinguished, operationally and for financial reporting purposes, from the rest of the Company. If the asset is considered a component of the Company, the results of operations and gains or losses on the sale of the component are required to be presented in discontinued operations if both of the following criteria are met: (1) the operations and cash flows of the asset have been (or will be) eliminated from the ongoing operations of the Company as a result of the disposal transaction and (2) the Company will not have any significant continuing involvement in the operations of the asset after the disposal transaction. Also, the prior period results of operations for the asset are reclassified and presented in discontinued operations in the prior condensed consolidated unaudited statements of operations.
Sale of Real Estate Assets
Gains on the sale of real estate assets are generally recognized by the full accrual method when the following criteria are met: (1) the gain is determinable, that is, the collectability of the sales price is reasonably assured or the amount that will not be collectible can be estimated, and (2) the earnings process is virtually complete, that is, the Company is not obligated to perform significant activities after the sale to earn the gain.
Investment in Marketable Securities
Investments in marketable securities consist of investments in commercial mortgage-backed securities (“CMBS”), including those pledged as collateral. The Company classifies its investments as available-for-sale because although the Company does not actively trade these securities, the Company may sell them prior to their maturity. These investments are carried at estimated fair value with unrealized gains and losses reported in accumulated other comprehensive income. The Company uses estimated non-binding quoted market prices from the trading desks of financial institutions that are dealers in such securities, where available, for similar CMBS tranches that actively participate in the CMBS market and industry benchmarks, such as Trepp’s CMBS Analytics, where applicable. Market conditions, such as interest rates, liquidity, trading activity and credit spreads may cause significant variability to the received quotes. If the Company is unable to obtain quotes or if the Company believes the quotes received are inaccurate, the Company would estimate fair value using internal models that primarily consider Trepp’s CMBS Analytics, expected cash flows, known and expected defaults and rating agency reports. Changes in market conditions could result in a significant increase or decrease in the recorded amount of the securities. Significant judgment is involved in valuations and different judgments and assumptions used in management’s valuation could result in alternative valuations. If there are significant disruptions to the financial markets, the Company’s estimates of fair value may have significant volatility. Upon the sale of a security, the realized net gain or loss is computed on a specific identification basis.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Accretion of discounts on the CMBS is recognized based on the effective yield method and is recorded in the accompanying condensed consolidated unaudited statements of operations in interest income on real estate-related investments. The effective yield on these CMBS is based on the projected cash flows from each security, which are estimated based on the Company’s observation of current information and events and include assumptions related to interest rates, prepayment rates and the timing and amount of credit losses. The Company reviews and, if appropriate, makes adjustments to its cash flow projections based on input and analysis received from external sources, internal models, and its judgment about interest rates, prepayment rates, the timing and amount of credit losses, and other factors. Changes in cash flows from those originally projected, or from those estimated at the last evaluation, may result in a prospective change in the yield/interest income recognized on such securities. Actual maturities of the securities are affected by the contractual lives of the associated mortgage collateral, periodic payments of principal, and prepayments of principal. Therefore actual maturities of the securities may be shorter than stated contractual maturities.
Investment in Unconsolidated Entities
Investment in Unconsolidated Joint Ventures
Investment in unconsolidated joint ventures as of June 30, 2013 consisted of the Company’s interest in seven joint ventures that owned 12 properties (the “Unconsolidated Joint Ventures”). As of June 30, 2013, the Company owned aggregate equity investments of $94.4 million in the Unconsolidated Joint Ventures. The Company accounts for the Unconsolidated Joint Ventures using the equity method of accounting as the Company has the ability to exercise significant influence, but not control, over operating and financial policies of these investments. The equity method of accounting requires the investment to be initially recorded at cost and subsequently adjusted for the Company’s share of equity in the joint ventures’ earnings and distributions.
Investment in REITs
As of June 30, 2013, the Company owned aggregate equity investments of $555,000 in the following publicly registered, non-traded REITs: Cole Credit Property Trust, Inc. (“CCPT”), Cole Credit Property Trust II, Inc. (“CCPT II”), Cole Credit Property Trust IV, Inc. (“CCPT IV”), Cole Corporate Income Trust, Inc. (“CCIT”), Cole Real Estate Income Strategy (Daily NAV), Inc. (“INAV”, collectively with CCPT, CCPT II, CCPT IV and CCIT, the “Managed REITs”). The Company accounts for these investments using the equity method of accounting as the Company has the ability to exercise significant influence, but not control, over the Managed REITs’ operating and financial policies through its advisory and property management agreements with the respective Managed REITs. The equity method of accounting requires the investment to be initially recorded at cost and subsequently adjusted for the Company’s share of equity in the respective Managed REIT’s earnings and distributions.
Leasehold Improvements and Property and Equipment
The Company leases its office facilities under operating leases. Leasehold improvements related to these are recorded at cost less accumulated amortization. Leasehold improvements are amortized over the lesser of the estimated useful life or remaining lease term. The Company recorded $267,000 of amortization expense for the period from the Merger Date (as defined in Note 3) to June 30, 2013. Accumulated amortization was $267,000 as of June 30, 2013.
Property and equipment, which primarily include office furniture, fixtures and equipment and computer hardware and software, are stated at cost less accumulated depreciation. Property and equipment are depreciated on a straight-line method over the estimated useful lives of the assets, which range from five to seven years. Depreciation expense for property and equipment totaled $293,000 for the period from the Merger Date to June 30, 2013. Accumulated depreciation was $293,000 as of June 30, 2013. The Company reassesses the useful lives of its property and equipment and adjusts the future monthly depreciation expense based on the new useful life, as applicable. If the Company disposes of an asset, the asset and related accumulated depreciation are written off upon disposal.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Goodwill
In the case of a business combination, after identifying all tangible and intangible assets and liabilities, the excess consideration paid over the fair value of the assets and liabilities acquired and assumed represents goodwill. The Company allocates goodwill to the respective reporting unit in which such goodwill arose. In connection with the Merger (as defined in Note 3), the Company recorded goodwill in its PCM segment. Prior to the Merger, there was no goodwill recorded.
Impairments
Real Estate Assets
The Company continually monitors events and changes in circumstances that could indicate that the carrying amounts of its real estate assets may not be recoverable. Impairment indicators that the Company considers include, but are not limited to, bankruptcy or other credit concerns of a property’s major tenant, such as a history of late payments, rental concessions and other factors, a significant decrease in a property’s revenues due to lease terminations, vacancies, co-tenancy clauses, reduced lease rates or other circumstances. When indicators of potential impairment are present, the Company assesses the recoverability of the assets by determining whether the carrying amount of the assets will be recovered through the undiscounted future cash flows expected from the use of the assets and their eventual disposition. In the event that such expected undiscounted future cash flows do not exceed the carrying amount, the Company will adjust the real estate assets to their respective fair values and recognize an impairment loss. Generally, fair value is determined using a discounted cash flow analysis and recent comparable sales transactions. No impairment indicators were identified and no impairment losses were recorded during the six months ended June 30, 2013 or 2012.
Investment in Marketable Securities
The Company monitors its available-for-sale securities for impairments. A loss is recognized when the Company determines that a decline in the estimated fair value of a security below its amortized cost is other-than-temporary. The Company considers many factors in determining whether the impairment of a security is deemed to be other-than-temporary, including, but not limited to, the length of time the security has had a decline in estimated fair value below its amortized cost, the amount of the unrealized loss, the intent and ability of the Company to hold the security for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry, external credit ratings and recent changes in such ratings. The analysis of determining whether the impairment of a security is deemed to be other-than-temporary requires significant judgments and assumptions. The use of alternative judgments and assumptions could result in a different conclusion.
Investment in Unconsolidated Entities
The Company is required to determine whether an event or change in circumstances has occurred that may have a significant adverse effect on the fair value of any of its investment in the joint ventures or the Managed REITs. If an event or change in circumstance has occurred, the Company is required to evaluate its investment in the joint venture or Managed REIT for potential impairment and determine if the carrying amount of its investment exceeds its fair value. An impairment charge is recorded when an impairment is deemed to be other-than-temporary. To determine whether an impairment is other-than-temporary, the Company considers whether it has the ability and intent to hold the investment until the carrying amount is fully recovered. The evaluation of an investment in a joint venture or Managed REIT for potential impairment requires the Company’s management to exercise significant judgment and to make certain assumptions.  The use of different judgments and assumptions could result in different conclusions. No impairment indicators were identified and no impairment losses were recorded related to the joint ventures or the Managed REITs for the six months ended June 30, 2013 or 2012.
Leasehold Improvements and Property and Equipment
Leasehold improvements and property and equipment are reviewed for impairment when events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If this review indicates that the carrying amount of the asset is not recoverable, the Company records an impairment loss, measured at fair value by estimated discounted cash flows or market appraisals. No impairments of leasehold improvements or property or equipment were identified during the period from the Merger Date to June 30, 2013.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Goodwill
The Company will evaluate goodwill for possible impairment at least annually or upon the occurrence of a triggering event using a two-step process. To identify any impairment, the Company will first compare the estimated fair value of the business segment with its respective carrying amount, including goodwill. The Company will calculate the estimated fair value of the PCM segment by applying a multiple, based on comparable companies, to earnings. The selection of the comparable companies and transactions to be used in the Company’s evaluation process could have a significant impact on the fair value of the Company’s reporting unit and possible impairments. If the fair value of the reporting unit exceeds its carrying amount, the Company will not consider goodwill to be impaired and no further analysis will be required. If the carrying amount of the business segment exceeds its estimated fair value, the Company will then perform the second step to determine and measure the amount of the potential impairment charge.
For the second step, the Company will compare the implied fair value of the goodwill for the business segment with its respective carrying amount and record an impairment charge equal to the excess of the carrying amount over the implied fair value. The Company will determine the implied fair value of the goodwill by allocating the estimated fair value of the business segment to its assets and liabilities. The excess of the estimated fair value of the business segment over the amounts assigned to its assets and liabilities will be the implied fair value of the goodwill.
Due from Affiliates
The Company receives compensation and reimbursement for services relating to the Managed REITs’ offerings and the investment, management, financing and disposition of their respective assets. Refer to Note 14 for further explanation.
Program Development Costs
Program development costs consist of organization, registration and offering expenses associated with the sale of the Managed REITs’ common stock, which are paid for in advance by the Company and subject to reimbursement by the Managed REITs, up to certain limits per the respective advisory agreement and the Managed REIT’s respective charter. As of June 30, 2013, the Company had $15.3 million of program development costs paid on behalf of the Managed REITs in excess of such limits that have not been reimbursed, which are included in the accompanying condensed consolidated unaudited balance sheets in intangible assets, prepaid expenses and other assets, net. The Company assesses the collectability of the program development costs, considering the offering period and historical and forecasted sales of shares under the Managed REIT’s respective offering. No reserves were recorded as of June 30, 2013, as the Company expects to be reimbursed for these costs by the Managed REITs as they raise additional proceeds from the respective offerings.
Deferred Lease Liabilities and Rent Expense
The Company leases its office facilities under operating leases. Certain lease agreements contain rent escalation clauses that require scheduled rent increases during the lease term. The Company records rental expense for the non-cancelable lease term of each lease on a straight-line basis. As of June 30, 2013, the Company had deferred rent obligations related to the recognition of rental expense on a straight-line basis of $73,000, which are included in the accompanying condensed consolidated unaudited balance sheets in derivative liabilities, deferred rent and other liabilities.
Reportable Segments
The Company has concluded that it has two reportable segments as it has organized its operations into two segments for management and internal financial reporting purposes, Real Estate Investment and Private Capital Management. Refer to Note 4 for further information.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Revenue Recognition
Real Estate Investment Segment
Certain acquired properties have leases where minimum rental payments increase during the term of the lease. The Company records rental income for the full term of each lease on a straight-line basis. When the Company acquires a property, the terms of existing leases are considered to commence as of the acquisition date for the purpose of this calculation. The Company defers the recognition of contingent rental income, such as percentage rents, until the specific target that triggers the contingent rental income is achieved. Expected reimbursements from tenants for recoverable real estate taxes and operating expenses are included in tenant reimbursement income in the period when such costs are incurred.
Private Capital Management Segment
Revenue consists of securities sales commissions and dealer manager fees, real estate acquisition fees, asset management fees and property management fees for services relating to the Managed REITs’ offerings and the investment and management of their respective assets, in accordance with the respective advisory and dealer manager agreements. The Company records revenue related to acquisition fees, securities sales commissions and dealer manager fees upon completion of a transaction and asset and property management fees as services are performed. The Company is also reimbursed for certain costs incurred in providing these services. Securities sales commission and dealer manager reimbursements are recorded as revenue as the expenses are incurred. Other reimbursements are recorded as revenue when reimbursements are reasonably assured.
Earnings Per Share
Basic earnings per share is calculated by dividing net income attributable to the Company, as adjusted for distributions attributable to participating securities, by the weighted average number of shares outstanding during each period. Diluted earnings per share reflects the potential dilution, calculated in accordance with GAAP, of securities that could share in earnings, such as potentially dilutive common shares that may be issuable under the equity incentive plans and certain contingent consideration arrangements, and is calculated by dividing net income by the weighted average number of shares, including dilutive securities outstanding during the period.
Income Taxes
The Company currently qualifies and has elected to be taxed as a REIT for federal income tax purposes under Sections 856 through 860 of the Internal Revenue Code. As a REIT, except as discussed below, the Company generally is not subject to federal income tax on taxable income that it distributes to its stockholders so long as it distributes at least 90% of its annual taxable income (computed without regard to the dividends paid deduction and excluding net capital gains). REITs are subject to a number of other organizational and operational requirements. Even if the Company maintains its qualification for taxation as a REIT, it may be subject to certain state and local taxes on its income and property, and federal income and excise taxes on its undistributed income.
The Company conducts substantially all of its PCM segment operations through a TRS. A TRS is a subsidiary of a REIT that is subject to corporate federal, state and local income taxes, as applicable. The Company’s use of a TRS enables it to engage in certain businesses while complying with the REIT qualification requirements and to retain any income generated by these businesses for reinvestment without the requirement to distribute those earnings. The Company conducts all of its business in the United States (the “U.S.”), and as a result, the Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. Certain of the Company’s inter-company transactions that have been eliminated in consolidation for financial accounting purposes are also subject to taxation.
The Company provides for income taxes in accordance with current authoritative accounting and tax guidance. The tax expense or benefit related to significant, unusual or extraordinary items is recognized in the quarter in which those items occur. In addition, the effect of changes in enacted tax laws, rates or tax status is recognized in the quarter in which the change occurs. The accounting estimates used to compute the benefit from or provision for income taxes may change as new events occur, additional information is obtained or the tax environment changes.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Employee Benefit Plans

The Company maintains a 401(k) defined contribution plan (the “401(k) Plan”), which covers substantially all employees. The 401(k) Plan permits participants to contribute to the 401(k) Plan on the first of the month following their date of hire subject to Internal Revenue Code restrictions. Employer matching contributions are discretionary and determined to be a percent of the respective employee’s contribution, subject to maximum limits. The Company’s matching contributions were $201,000 for the period from the Merger Date to June 30, 2013, and are included in general and administrative expenses in the accompanying condensed consolidated unaudited statements of operations.
Concentration of Credit Risk
As of June 30, 2013, the Company had cash on deposit, including restricted cash accounts held by the Company, in 11 financial institutions, nine of which had deposits in excess of federally insured levels, totaling $172.4 million; however, the Company has not experienced any losses in such accounts. The Company limits significant cash investments to accounts held by financial institutions with high credit standing; therefore, the Company believes it is not exposed to any significant credit risk on its cash deposits.
No single tenant or industry accounted for greater than 10% of the Company’s 2013 gross annualized rental revenues. The Company has certain geographic concentrations in its property holdings. In particular, as of June 30, 2013, 187 of the Company’s properties were located in Texas, which accounted for 17% of its 2013 gross annualized rental revenues.
Repurchase Agreements
In certain circumstances the Company may obtain financing through a repurchase agreement. The Company evaluates the initial transfer of a financial instrument and the related repurchase agreement for sale accounting treatment. In instances where the Company maintains effective control over the transferred securities, the Company accounts for the transaction as a secured borrowing, and accordingly, both the securities and related repurchase agreement payable are recorded separately in the consolidated balance sheets. In instances where the Company does not maintain effective control over the transferred securities, the Company accounts for the transaction as a sale of securities for proceeds consisting of cash and a forward purchase contract.
Recent Accounting Pronouncements
In February 2013, the U.S. Financial Accounting Standards Board issued Accounting Standards Update, 2013-02 Comprehensive Income (Topic 220), Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income (“ASU 2013-02”), which amends the reporting requirements for comprehensive income pertaining to the reclassification of items out of accumulated other comprehensive income. ASU 2013-02 was effective for the Company beginning January 1, 2013 and the Company has presented the required information within the condensed consolidated unaudited statements of comprehensive income and notes to the financial statements.
NOTE 3 — MERGER
Overview
On March 5, 2013, CCPT III, Cole Holdings Corporation (“Holdings”), an Arizona corporation that was originally wholly owned by Christopher H. Cole, the current executive chairman of the Company’s board of directors, and the former chairman, chief executive officer and president of the Company (the “Holdings Stockholder”), CREInvestments, LLC, a Maryland limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), and the Holdings Stockholder entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provided for the merger of Holdings with and into Merger Sub (the “Merger”), with Merger Sub surviving and continuing its existence under the laws of the state of Maryland as a wholly owned subsidiary of the Company. The Merger Agreement, and the transactions contemplated thereby, were approved by the Company’s board of directors at the recommendation of a special committee of the board of directors comprised solely of independent directors. Effective April 5, 2013 (the “Merger Date”), the Company closed the Merger and entered into a registration rights agreement and an escrow agreement in connection with the completion of the Merger.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Consideration
As a result of the Merger, certain of Holdings’ executive officers became entitled to a portion of the consideration that otherwise would have been paid to the Holdings Stockholder in the Merger. In the Merger, the Holdings Stockholder and such executive officers (collectively, the “Holdings Executives”) received a total of $21.9 million in cash, which included $1.9 million paid related to an excess working capital adjustment, and approximately 10.7 million newly-issued shares of common stock of the Company (including approximately 661,000 shares withheld to satisfy applicable tax withholdings, the “Upfront Stock Consideration”). In addition, as a result of the listing of the Company’s common stock on the NYSE, an aggregate of approximately 2.1 million shares of common stock (including approximately 135,000 shares withheld to satisfy applicable tax withholdings, the “Listing Consideration”) were issued to the Holdings Executives. In accordance with the Merger Agreement and as further discussed below, approximately 4.3 million shares of the Upfront Stock Consideration and the Listing Consideration were placed into escrow (the “Escrow Shares”) and will be released on April 5, 2014, subject to meeting certain requirements. The Upfront Stock Consideration and the Listing Consideration are subject to a three-year lock-up with approximately one-third of the shares released each year following the Merger Date.
Pursuant to the Merger Agreement and certain preexisting transaction bonus entitlements, additional shares of the Company’s common stock are potentially payable in 2017 by the Company to the Holding Executives as an “earn-out” contingent upon the acquired business’ demonstrated financial success based on two criteria: (a) the acquired business generating Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) above a minimum threshold during the years ending December 31, 2015 and 2016 and (b) the Company’s stock performance relative to its peer group during the same period (collectively, the “Earnout Consideration”). The Earnout Consideration is subject to a lockup until December 31, 2017. Additionally, the Holdings Executives may be entitled to additional shares of the Company’s common stock (the “Incentive Consideration” and collectively with the Earnout Consideration, the “Merger Contingent Consideration”) based on the terms of the Company’s advisory agreement with Holdings in effect prior to the Merger. However, the Holdings Stockholder agreed as part of the Merger to reduce the amount that would have been payable by 25%. The Incentive Consideration is based on 11.25% (reduced from 15% in the advisory agreement) of the amount by which the market value of the Company’s common stock raised in the Offerings (the “Capital Raised”) plus all distributions paid on such shares through the Incentive Consideration Test Period (as defined below) exceeds the amount of Capital Raised and the amount of distributions necessary to generate an 8% cumulative, non-compounded annual return to investors. The market value of the Capital Raised is based on the average closing price over a period of 30 consecutive trading days (the “Incentive Consideration Test Period”) beginning 180 days after June 20, 2013, the date the Company’s shares of common stock were listed on the NYSE.
Other Agreements
Under the Merger Agreement, the Holdings Stockholder has agreed, subject to certain limitations, to indemnify the Company with respect to certain representations and warranties regarding Holdings and other matters.
The Company and the Holdings Executives entered into an escrow agreement with U.S. Bank National Association related to the Escrow Shares, in part to satisfy the Holdings Stockholder’s indemnity obligations. Under the terms of the escrow agreement, the Company pays non-refundable dividends to the Holdings Executives and no forfeitures are expected.
At the closing of the Merger, the Company and the Holdings Executives entered into a registration rights agreement pursuant to which the Company agreed to customary demand and piggyback registration rights with respect to the shares of the Company’s common stock issued pursuant to the Merger or otherwise held by any of the Holdings Executives. The registration rights agreement also contains the lock-up provisions that are set forth in the Merger Agreement.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Fair Value of Consideration Transferred
The Company accounted for the Merger as a business combination under the acquisition method of accounting. During the three and six months ended June 30, 2013, the Company incurred $13.1 million and $27.7 million, respectively, for legal, consulting and other expenses related to the Merger, which are included in merger and acquisition related expenses in the accompanying condensed consolidated unaudited statements of operations. As the release of the Escrow Shares from escrow is dependent upon continued employment by the Holdings Executives, among other factors, the fair value of the Escrow Shares of $50.3 million at the respective grant date is considered compensation that will be amortized over the period that the shares are required to be held in escrow. During the three and six months ended June 30, 2013, the Company recorded $10.3 million of amortization, which is recorded as merger related stock-based compensation expense in the accompanying condensed consolidated unaudited statements of operations. As of June 30, 2013, the remaining unamortized stock-based compensation expense totaled $40.0 million.
The Company is in the process of gathering certain additional information in order to finalize its assessment of the fair value of the consideration transfered; thus, the fair values are subject to change. The estimated fair value of the consideration transferred at the Merger Date, excluding the Escrow Shares value noted above, totaled $322.1 million and consisted of the following (in thousands):

Estimated Fair Value of Consideration Transferred:	April 5, 2013
Cash	$21,886
Common stock - Upfront Stock Consideration	75,550
Common stock - Listing Consideration	15,110
Merger Contingent Consideration	209,553
Total consideration transferred	$322,099
The estimated fair value of the Company’s shares of common stock issued in the Merger as part of the Upfront Stock Consideration and the Listing Consideration was determined using a market approach that considered share prices as compared to performance measures of comparative public companies and management’s estimates of the Company’s pro forma results for the year ending December 31, 2013, adjusted for illiquidity discounts. The estimated fair value of the Incentive Consideration was calculated using the Monte Carlo method, a probabilistic valuation approach. The Company estimated the fair value of the Earnout Consideration based on probability-weighted discounted estimates of the acquired business’ EBITDA. These fair value measurements are based on significant inputs not observable in the market and thus represents a Level 3 measurement as discussed in Note 5. The key assumptions used in estimating the fair value of the Upfront Stock Consideration, the Listing Consideration and the Merger Contingent Consideration, as applicable, included (i) a discount rate of 12%, (ii) undiscounted price per share, on the Merger Date, ranging from $12.25 to $13.22, (iii) aggregate illiquidity discounts ranging from 10% to 20%, (iv) average implied volatility of 17%, (v) average dividend yield of 6.0% and (vi) probability adjusted annual EBITDA ranging from $36.0 million to $147.0 million.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Allocation of Consideration
The consideration transferred pursuant to the Merger Agreement was allocated to the assets acquired and liabilities assumed, based upon their preliminary estimated fair values as of the Merger Date. The Company is in the process of gathering certain additional information in order to finalize its assessment of the fair value of certain intangible assets; thus, the provisional measurements of intangible assets and goodwill are subject to change. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the Merger Date (in thousands):

Identifiable Assets Acquired at Fair Value	April 5, 2013
Cash and cash equivalents	$14,635
Leasehold improvements and property and equipment	21,495
Due from affiliates	4,304
Investment in unconsolidated entities	570
Intangible assets	70,092
Program development costs and other assets	24,126
Total identifiable assets acquired	135,222

Identifiable Liabilities Assumed at Fair Value
Accounts payable and accrued expenses	23,619
Above market lease liabilities	5,183
Deferred tax liabilities, net	13,424
Total liabilities assumed	42,226

Net identifiable assets acquired	92,996
Goodwill	229,103
Net assets acquired	$322,099
The intangible assets acquired primarily consist of management and advisory contracts that the Company has with the Managed REITs and are subject to an estimated useful life of approximately four years. The Company recorded $5.5 million of amortization expense for the period from the Merger Date to June 30, 2013. The estimated amortization expense for the remainder of the year ending December 31, 2013 is $11.8 million. The estimated amortization expense for the years ending December 31, 2014, 2015 and 2016 is $23.3 million, $23.3 million and $6.1 million, respectively.
The goodwill recognized is supported by several factors of the Company as a combined entity, including that the Company is one of the largest publicly-traded REITs in the net-lease sector and the PCM segment brings an established management platform with numerous strategic benefits including growth from new income streams and the ability to offer new products. None of the goodwill is expected to be deductible for income tax purposes. As of June 30, 2013, there were no changes in the recognized amounts of goodwill resulting from the Merger.
The fair value of the above market lease liabilities related to certain office leases assumed were recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between (1) the contractual amounts to be paid pursuant to the in-place leases and (2) an estimate of fair market lease rates for the corresponding in-place leases, which was obtained from independent market reports, measured over a period equal to the remaining non-cancelable term of the lease including any bargain renewal periods. The above market lease liabilities are amortized as a decrease to rental expense over the remaining terms of the respective leases. Above market lease liabilities are included in derivative liabilities, deferred rent and other liabilities in the accompanying condensed consolidated unaudited balance sheet as of June 30, 2013.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Pro Forma Financial Information
The following table summarizes selected pro forma financial information of the Company, as if the Merger had occurred on January 1, 2012 for each period presented below. The pro forma financial information is presented for informational purposes only and is not necessarily indicative of what the Company’s actual results of operations would have been had it completed the acquisition on January 1, 2012, nor does it purport to represent the results of future operations. The table below presents the Company’s estimated revenue and net income, on a pro forma basis, for the three and six months ended June 30, 2013 and 2012, respectively (in thousands).

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Pro forma basis:
Revenue	$254,311	$164,961	$460,047	$305,638
Net income	$50,755	$40,998	$116,467	$35,142
The pro forma financial information for the three and six months ended June 30, 2013 was adjusted to exclude $13.1 million and $27.7 million, respectively, for legal, consulting and other expenses related to the Merger recorded during the three and six months ended June 30, 2013, and $10.3 million for each of the three and six months ended June 30, 2013 for Merger related stock-based compensation expense. These costs were recognized in the pro forma financial information for the three and six months ended June 30, 2012. In addition, the pro forma financial information was adjusted to exclude fees paid by CCPT III to a subsidiary of Holdings during the three and six months ended June 30, 2012 and the three months ended June 30, 2013 as these fees were eliminated upon consolidation.
NOTE 4 — SEGMENT REPORTING
The Company operates under two segments, Real Estate Investment and Private Capital Management.
Real Estate Investment - Through its REI segment, the Company acquires and operates a diverse portfolio of core commercial real estate investments primarily consisting of necessity retail properties located throughout the U.S., including U.S. protectorates. The REI segment’s operating results and cash flows are primarily influenced by rental income from its commercial properties, interest expense on the Company’s property acquisition indebtedness and acquisition and operating expenses. As of June 30, 2013, the Company owned 1,014 properties, comprising 44.0 million rentable square feet of single and multi-tenant retail and commercial space located in 48 states, which include properties owned through the Consolidated Joint Ventures. As of June 30, 2013, the rentable space at these properties was 99% leased. As of June 30, 2013, the Company also owned 21 CMBS, three notes receivable and, through the Unconsolidated Joint Ventures, had interests in 12 properties comprising 2.3 million rentable square feet of commercial and retail space.
Private Capital Management - The Company’s PCM segment is responsible for managing the Managed REITs’ affairs on a day-to-day basis, identifying and making acquisitions and investments on the Managed REITs’ behalf, and recommending to each of the Managed REIT’s respective board of directors an approach for providing investors with liquidity. The PCM segment distributes the shares of common stock for certain Managed REITs and advises them regarding offerings, manages relationships with participating broker-dealers and financial advisors and provides assistance in connection with compliance matters relating to the offerings. The PCM segment receives compensation and reimbursement for services relating to the Managed REITs’ offerings and the investment, management, financing and disposition of their respective assets, as applicable. The PCM segment also develops new REIT offerings, including obtaining regulatory approvals from the SEC, the Financial Industry Regulatory Authority and various jurisdictions for such offerings. As of June 30, 2013, the Company was the advisor to certain investment programs, which primarily included the Managed REITs, and a subsidiary of Holdings was the advisor to CCPT III until the Merger. Refer to Note 3 for further discussion. In addition, as of June 30, 2013, Cole Capital Corporation (“CCC”), a wholly owned subsidiary of CCA, was the dealer manager in connection with the offer and sale of shares to the public in the offerings for CCPT IV, CCIT and INAV. As of June 30, 2013, the Company held aggregate equity investments of $555,000 in the Managed REITs.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

The Company allocates certain operating expenses, such as audit and legal fees, employee related costs and benefits and general overhead expenses between its two segments. The following tables present a summary of the comparative financial results and total assets for each business segment (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Real Estate Investment
Rental and other property income	$144,756	$114,317	$283,334	$214,359
Tenant reimbursement income	15,056	10,593	28,755	19,707
Interest income on notes receivable	1,936	1,476	3,859	2,848
Interest income on marketable securities	5,901	4,976	11,926	7,393
Total real estate investment revenue	167,649	131,362	327,874	244,307
General and administrative expenses	12,757	4,652	16,788	8,676
Merger related stock-based compensation expense	10,278	—	10,278	—
Property operating expenses	17,507	11,543	33,129	21,298
Property and asset management expenses	1,393	10,988	15,302	21,043
Merger and acquisition related expenses	11,810	17,438	27,423	32,819
Depreciation and amortization	50,335	38,269	98,052	71,540
Total operating expenses	104,080	82,890	200,972	155,376
Total other expense	(48,747)	(28,914)	(86,584)	(52,434)
Income from continuing operations	14,822	19,558	40,318	36,497
Income from discontinued operations	5,126	3,532	19,845	22,543
Net income	$19,948	$23,090	$60,163	$59,040

Private Capital Management
Dealer manager fees, selling commissions and offering reimbursements	$51,818	$—	$51,818	$—
Transaction service fees	21,509	—	21,509	—
Management fees and reimbursements	9,316	—	9,316	—
Total private capital management revenue	82,643	—	82,643	—
Reallowed fees and commissions	38,962	—	38,962	—
General and administrative expenses	28,679	—	28,679	—
Depreciation and amortization	6,058	—	6,058	—
Total operating expenses	73,699	—	73,699	—
Total other income	7	—	7	—
Benefit from income taxes	235	—	235	—
Net income	$9,186	$—	$9,186	$—

Total Company
Total revenue	$250,292	$131,362	$410,517	$244,307
Total operating expenses	177,779	82,890	274,671	155,376
Total other expense, net	(48,740)	(28,914)	(86,577)	(52,434)
Benefit from income taxes	235	—	235	—
Income from continuing operations	24,008	19,558	49,504	36,497
Income from discontinued operations	5,126	3,532	19,845	22,543
Net income	$29,134	$23,090	$69,349	$59,040

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

	Total Assets as of
	June 30, 2013	December 31, 2012
Real estate investment	$7,546,129	$7,453,725
Private capital management	367,044	—
Total company	$7,913,173	$7,453,725
NOTE 5 — FAIR VALUE MEASUREMENTS
GAAP defines fair value, establishes a framework for measuring fair value and requires disclosures about fair value measurements. GAAP emphasizes that fair value is intended to be a market-based measurement, as opposed to a transaction-specific measurement.
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Depending on the nature of the asset or liability, various techniques and assumptions can be used to estimate the fair value. Assets and liabilities are measured using inputs from three levels of the fair value hierarchy, as follows:
Level 1 – Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. An active market is defined as a market in which transactions for the assets or liabilities occur with sufficient frequency and volume to provide pricing information on an ongoing basis.
Level 2 – Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active (markets with few transactions), inputs other than quoted prices that are observable for the asset or liability (i.e. interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data correlation or other means (market corroborated inputs).
Level 3 – Unobservable inputs, which are only used to the extent that observable inputs are not available, reflect the Company’s assumptions about the pricing of an asset or liability.
The following describes the methods the Company uses to estimate the fair value of the Company’s financial assets and liabilities:
Cash and cash equivalents and restricted cash – The Company considers the carrying values of these financial assets to approximate fair value because of the short period of time between their origination and their expected realization.
Notes receivable – The fair value is estimated by discounting the expected cash flows on the notes at rates at which management believes similar loans would be made as of the measurement date. The estimated fair value of these notes was $96.4 million and $97.3 million as of June 30, 2013 and December 31, 2012, respectively, compared to the carrying value of $90.5 million and $90.4 million as of June 30, 2013 and December 31, 2012, respectively. The fair value of the Company’s notes receivable is estimated using Level 2 inputs.
Marketable securities – The Company’s marketable securities are carried at fair value and are valued using Level 3 inputs. The Company used estimated non-binding quoted market prices from the trading desks of financial institutions that are dealers in such securities for similar CMBS tranches that actively participate in the CMBS market and industry benchmarks, such as Trepp’s CMBS Analytics. As of June 30, 2013 and December 31, 2012, no marketable securities were valued using internal models.
Notes payable and other borrowings – The fair value is estimated by discounting the expected cash flows based on estimated borrowing rates available to the Company as of the measurement date. The estimated fair value of the notes payable and other borrowings was $3.5 billion as of June 30, 2013, which approximated the carrying value on such date. As of December 31, 2012, the estimated fair value of the notes payable and other borrowings was $3.4 billion, compared to the carrying value of $3.3 billion. The fair value of the Company’s notes payable and other borrowings is estimated using Level 2 inputs.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Derivative instruments – The Company’s derivative instruments represent interest rate swaps. All derivative instruments are carried at fair value and are valued using Level 2 inputs. The fair value of these instruments is determined using interest rate market pricing models. The Company includes the impact of credit valuation adjustments on derivative instruments measured at fair value.
Contingent consideration arrangements – The contingent consideration arrangements are carried at fair value and are valued using Level 3 inputs. The Holdings Executives have the right to the Merger Contingent Consideration to be paid by the Company in connection with the Merger and the Listing. Refer to Note 3 for further details regarding the Merger and the valuation of the Merger Contingent Consideration. The estimated fair value of the Merger Contingent Consideration totaled $207.3 million and $209.6 million as of June 30, 2013 and the Merger Date, respectively. The change in fair value of $2.3 million for each of the three and six months ended June 30, 2013 is included as an offset to Merger related expenses and is included in the accompanying condensed consolidated statements of operations in merger and acquisition related expenses.
The fair value of the contingent payments related to property acquisitions is determined based on the estimated timing and probability of the seller leasing vacant space subsequent to the Company’s acquisition of certain properties. The estimated fair value of the property-related contingent consideration arrangements totaled $3.9 million and $5.3 million as of June 30, 2013 and December 31, 2012, respectively.
Considerable judgment is necessary to develop estimated fair values of financial assets and liabilities. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize, or be liable for, on disposition of the financial assets and liabilities. As of June 30, 2013, there have been no transfers of financial assets or liabilities between levels.
In accordance with the fair value hierarchy described above, the following tables show the fair value of the Company’s financial assets and liabilities that are required to be measured at fair value on a recurring basis as of June 30, 2013 and December 31, 2012 (in thousands):

	Balance as of June 30, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Interest rate swaps	$2,177	$—	$2,177	$—
Marketable securities	268,017	—	—	268,017
Total assets	$270,194	$—	$2,177	$268,017
Liabilities:
Interest rate swaps	$(17,940)	$—	$(17,940)	$—
Contingent consideration	(211,143)	—	—	(211,143)
Total liabilities	$(229,083)	$—	$(17,940)	$(211,143)

	Balance as of December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Marketable securities	$317,201	$—	$—	$317,201
Liabilities:
Interest rate swaps	$(23,046)	$—	$(23,046)	$—
Contingent consideration	(5,339)	—	—	(5,339)
Total liabilities	$(28,385)	$—	$(23,046)	$(5,339)

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

The following tables show a reconciliation of the change in fair value of the Company’s marketable securities and contingent consideration arrangements valued using significant unobservable inputs (Level 3) for the three and six months ended June 30, 2013 and 2012 (in thousands):

	Marketable Securities		Contingent Consideration
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30, 2013	June 30, 2013	June 30, 2013	June 30, 2013
Balance at beginning of period	$333,115	$317,201	$4,796	$5,339
Total gains and losses
Reclassification of previous unrealized gain on marketable securities into net income	(612)	(612)	—	—
Unrealized loss included in other comprehensive income, net	(27,745)	(12,981)	—	—
Gains included in net income, net	—	—	(2,802)	(3,345)
Purchases, issuances, settlements, sales and accretion
Purchases	—	—	209,553	209,553
Settlements	—	—	(404)	(404)
Sales	(37,864)	(37,864)	—	—
Accretion included in net income, net	1,123	2,273	—	—
Balance at end of period	$268,017	$268,017	$211,143	$211,143

	Marketable Securities		Contingent Consideration
	Three Months Ended	Six Months Ended	Three Months Ended	Six Months Ended
	June 30, 2012	June 30, 2012	June 30, 2012	June 30, 2012
Balance at beginning of period	$165,948	$114,129	$7,231	$5,519
Total gains and losses
Unrealized loss included in other comprehensive income, net	(15,434)	(1,311)	—	—
Losses included in net income	—	—	330	330
Purchases, issuances, settlements, sales and accretion
Purchases	123,299	161,065	430	2,142
Accretion included in net income, net	948	878	—	—
Balance at end of period	$274,761	$274,761	$7,991	$7,991

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

NOTE 6 — REAL ESTATE ACQUISITIONS
2013 Property Acquisitions
During the six months ended June 30, 2013, the Company acquired interests in 15 commercial properties, including a property held in one of the Consolidated Joint Ventures, for an aggregate purchase price of $290.7 million (the “2013 Acquisitions”). The Company purchased the 2013 Acquisitions with net proceeds from the DRIP Offering (as defined in Note 15), borrowings and the sale of properties. The Company allocated the purchase price of these properties to the fair value of the assets acquired and liabilities assumed. The following table summarizes the purchase price allocation (in thousands):

June 30, 2013
Land	$42,993
Building and improvements	225,650
Acquired in-place leases	30,408
Acquired above market leases	557
Acquired below market leases	(8,523)
Fair value adjustment of assumed note payable	(362)
Total purchase price	$290,723
The Company recorded revenue for the three and six months ended June 30, 2013 of $4.8 million and $4.6 million, respectively, and a net loss for the three and six months ended June 30, 2013 of $2.0 million and $1.2 million, respectively, related to the 2013 Acquisitions.
The table below presents the Company’s estimated revenue and net income, on a pro forma basis, as if all of the 2013 Acquisitions were completed on January 1, 2012 for each period presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Pro forma basis:
Revenue	$252,320	$148,093	$419,651	$278,567
Net income	$31,338	$23,703	$70,394	$58,498
The pro forma information for the three and six months ended June 30, 2013 was adjusted to exclude $1.0 million and $2.0 million, respectively, of property related acquisition costs recorded during the three and six months ended June 30, 2013. These costs were recognized in the pro forma information for the three and six months ended June 30, 2012. The pro forma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of 2012, nor does it purport to represent the results of future operations.
2013 Investment in Development Projects
During the six months ended June 30, 2013, the Company completed the construction of an office building. Total costs for the construction of the building were $42.9 million. The development of the project was initiated in 2011, and therefore, the property is not included in the 2013 Acquisitions.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

2012 Property Acquisitions
During the six months ended June 30, 2012, the Company acquired interests in 245 commercial properties, including a property held in one of the Consolidated Joint Ventures, for an aggregate purchase price of $1.1 billion (the “2012 Acquisitions”). The Company purchased the 2012 Acquisitions with net proceeds from the Follow-on Offering (as defined in Note 15) and the DRIP Offering and through the issuance or assumption of mortgage notes. The Company allocated the purchase price of the 2012 Acquisitions to the fair value of the assets acquired and liabilities assumed. The following table summarizes the purchase price allocation (in thousands):

June 30, 2012
Land	$255,281
Building and improvements	687,062
Acquired in-place leases	141,665
Acquired above market leases	17,829
Acquired below market leases	(20,833)
Total purchase price	$1,081,004
The Company recorded revenue for the three and six months ended June 30, 2012 of $17.6 million and $19.9 million, respectively, and a net loss for the three and six months ended June 30, 2012 of $9.4 million and $19.5 million, respectively, related to the 2012 Acquisitions.
The table below presents the Company’s estimated revenue and net income, on a pro forma basis, as if all of the 2012 Acquisitions were completed on January 1, 2011 for each period presented below (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Pro forma basis:
Revenue	$147,308	$104,039	$291,890	$197,963
Net income	$42,836	$19,442	$102,747	$17,991
The pro forma information for the three and six months ended June 30, 2012 was adjusted to exclude $16.6 million and $27.5 million, respectively, of acquisition costs recorded during the three and six months ended June 30, 2012. These costs were recognized in the pro forma information for the six months ended June 30, 2011. The pro forma information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred at the beginning of 2011, nor does it purport to represent the results of future operations.
2012 Investments in Unconsolidated Joint Ventures
During the six months ended June 30, 2012, the Company acquired a $36.1 million interest in an unconsolidated joint venture arrangement. In addition, the Company acquired a $27.7 million financial interest in one of the Consolidated Joint Ventures, whose only assets are interests in three of the Unconsolidated Joint Ventures. The acquired interests are included in the accompanying condensed consolidated unaudited balance sheets in investment in unconsolidated entities.
In connection with the acquired interests in the unconsolidated joint venture arrangements discussed above, one of the Unconsolidated Joint Ventures borrowed $17.6 million (the “Advance Note”) from one of the Consolidated Joint Ventures and fully repaid the Advance Note during the six months ended June 30, 2012. The Advance Note had a variable interest rate equal to the one-month LIBOR plus 225 basis points. During the six months ended June 30, 2012, the Company recorded $107,000 of interest income on the Advance Note. No financing coordination fees were incurred in connection with the Advance Note.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

NOTE 7 — INVESTMENT IN NOTES RECEIVABLE
As of June 30, 2013, the Company owned a junior mezzanine loan (the “Mezzanine Note”), secured by equity interests in a joint venture which owns 15 shopping centers. The Mezzanine Note has an interest rate of LIBOR plus 9.0% with a LIBOR floor of 0.50% and matures in July 2015 with two one-year extension options. As of both June 30, 2013 and December 31, 2012, the Mezzanine Note had an interest rate of 9.5%. As of both June 30, 2013 and December 31, 2012, investment in notes receivable included $25.4 million related to the Mezzanine Note. As of June 30, 2013, the Mezzanine Note balance consisted of the outstanding face amount of the loan of $25.0 million, $500,000 of acquisition costs and net accumulated amortization of acquisition costs of $139,000. As of December 31, 2012, the Mezzanine Note balance consisted of the outstanding face amount of the loan of $25.0 million, $500,000 of acquisition costs and net accumulated amortization of acquisition costs of $65,000. The acquisition costs are amortized over the term of the loan using the effective interest rate method. Interest only payments are due each month. There were no amounts past due as of June 30, 2013.
In addition, as of June 30, 2013, the Company owned two mortgage notes receivable, each of which is secured by an office building (collectively the “Mortgage Notes”). As of June 30, 2013 and December 31, 2012, investment in notes receivable included $65.1 million and $64.9 million, respectively related to the Mortgage Notes. As of June 30, 2013, the Mortgage Notes balance consisted of the outstanding face amount of the notes of $72.5 million, a $12.0 million discount, $1.3 million of acquisition costs and net accumulated accretion of discounts and amortization of acquisition costs of $3.3 million. As of December 31, 2012, the Mortgage Notes balance consisted of the outstanding face amount of the notes of $72.9 million, a $12.0 million discount, $1.3 million of acquisition costs and net accumulated accretion of discounts and amortization of acquisition costs of $2.8 million. The discount is accreted and acquisition costs are amortized over the terms of each respective Mortgage Note using the effective interest rate method. The Mortgage Notes have a fixed interest rate of 5.93% per annum and mature on October 1, 2018. Interest and principal payments are due each month until October 1, 2018. There were no amounts past due as of June 30, 2013.
The Company evaluates the collectability of both interest and principal on each note receivable to determine whether it is collectible, primarily through the evaluation of credit quality indicators, such as underlying collateral and payment history. No impairment losses were recorded related to notes receivable for the six months ended June 30, 2013 or 2012. In addition, no allowances for uncollectability were recorded related to notes receivable as of June 30, 2013 or December 31, 2012.
NOTE 8 — INVESTMENT IN MARKETABLE SECURITIES
During the six months ended June 30, 2013, the Company sold eight CMBS for aggregate proceeds of $36.5 million, net of closing fees, and realized a loss on the sale of $1.3 million. As of June 30, 2013, the Company owned 21 CMBS, with an estimated aggregate fair value of $268.0 million. As of December 31, 2012, the Company owned 29 CMBS, with an estimated aggregate fair value of $317.2 million.
As of June 30, 2013, certain of these securities were pledged as collateral under repurchase agreements (the “Repurchase Agreements”), as discussed in Note 11 to these condensed consolidated unaudited financial statements. The following table provides the activity for the CMBS during the six months ended June 30, 2013 (in thousands):

	Amortized Cost Basis	Unrealized Gain	Fair Value
Marketable securities as of December 31, 2012	$271,054	$46,147	$317,201
Net accretion on marketable securities	2,273	—	2,273
Decrease in fair value of marketable securities	—	(12,981)	(12,981)
Decrease due to sale of marketable securities	(37,864)	(612)	(38,476)
Marketable securities as of June 30, 2013	$235,463	$32,554	$268,017

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

The following table shows the fair value and gross unrealized gains of the Company’s CMBS as of June 30, 2013 (in thousands) and the length of time the CMBS has been in the unrealized gain position. No CMBS were in an unrealized loss position at June 30, 2013.

	Less than 12 months		12 Months or More		Total
Description of Securities	Fair Value	Unrealized Gains	Fair Value	Unrealized Gains	Fair Value	Unrealized Gains
CMBS	$145,552	$12,310	$122,465	$20,244	$268,017	$32,554
The scheduled maturity of the Company’s CMBS as of June 30, 2013 is as follows (in thousands):

	Amortized Cost	Estimated Fair Value
Due within one year	$—	$—
Due after one year through five years	—	—
Due after five years through ten years	235,463	268,017
Due after ten years	—	—
	$235,463	$268,017
Actual maturities of marketable securities can differ from contractual maturities because borrowers may have the right to prepay their respective loan balances at any time. In addition, factors such as prepayments and interest rates may affect the yields on the marketable securities.
NOTE 9 — DISCONTINUED OPERATIONS
During the six months ended June 30, 2013, the Company disposed of 15 single-tenant properties for an aggregate gross sales price of $86.9 million (the “2013 Property Dispositions”). During the year ended December 31, 2012, the Company disposed of 26 single-tenant properties and two multi-tenant properties for an aggregate gross sales price of $573.8 million (the “2012 Property Dispositions”). No disposition fees were paid in connection with the sale of the 2013 Property Dispositions or the 2012 Property Dispositions. The Company has no continuing involvement with the 2013 Property Dispositions or the 2012 Property Dispositions. The following table presents the major classes of assets and liabilities of the 2013 Property Dispositions and 2012 Property Dispositions as of the respective closing dates (in thousands):

	June 30, 2013	December 31, 2012
Assets:
Investment in real estate assets, net	$67,309	$450,214
Straight-line rent receivables	$565	$12,698
Liabilities:
Notes payable	$—	$180,250	(1)
Below market lease liabilities, net	$1,974	$8,966
________________
(1) Includes $24.3 million assumed by a buyer of one of the properties.
As of June 30, 2013, there were no properties classified as held for sale. The Company included three properties as held for sale in the accompanying condensed consolidated unaudited balance sheet of December 31, 2012 (the “Held for Sale Properties”). The results of operations for the 2013 Property Dispositions, the 2012 Property Dispositions and the Held for Sale Properties (collectively, the “Discontinued Operations Properties”) have been presented as discontinued operations on the Company’s condensed consolidated unaudited statements of operations for all periods presented.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

The following table summarizes the operating income from discontinued operations of the Discontinued Operations Properties for the three and six months ended June 30, 2013 and 2012 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total revenue	$253	$10,845	$1,302	$22,580
Total expenses	58	7,313	464	14,818
Income from discontinued operations	195	3,532	838	7,762
Gain on sale of real estate assets	4,931	—	19,007	14,781
Total income from discontinued operations	$5,126	$3,532	$19,845	$22,543
The following table presents the major classes of assets and liabilities of the Held for Sale Properties as of December 31, 2012 (in thousands):

December 31, 2012
Investment in real estate assets, net	$22,853
Other assets	300
Assets related to real estate held for sale, net	$23,153

Liabilities related to real estate assets held for sale (1)	$322
________________
(1) Liabilities related to real estate assets held for sale includes net below market lease intangibles and deferred rent and are included in derivative liabilities, deferred rent and other liabilities in the Company’s condensed consolidated unaudited balance sheet as of December 31, 2012.
NOTE 10 — DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES
In the normal course of business, the Company uses certain types of derivative instruments for the purpose of managing or hedging its interest rate risks. The following table summarizes the terms of the Company’s executed swap agreements designated as hedging instruments (in thousands):

						Fair Value of (Liabilities)
		Outstanding Notional				and Assets
	Balance Sheet	Amount as of	Interest	Effective	Maturity	June 30,	December 31,
	Location	June 30, 2013	Rates (1)	Dates	Dates	2013	2012
Interest Rate Swaps	Derivative liabilities, deferred rent and other liabilities	$1,159,312	3.15% to 6.83%	12/18/2009 to 7/17/2013	6/27/2014 to 4/1/2021	$(17,940)	$(22,102)
Interest Rate Swaps	Prepaid expenses and other assets (2)	$92,400	3.27% to 4.49%	7/5/2012 to 12/14/2012	7/5/2017 to 11/20/2019	$2,177	$(944)
_______________

(1)	The interest rates consist of the underlying index swapped to a fixed rate and the applicable interest rate spread.

(2)
As of December 31, 2012, these interest rate swaps were in a liability position and are included in derivative liabilities, deferred rent and other liabilities in the accompanying condensed consolidated unaudited balance sheet as of December 31, 2012.

Additional disclosures related to the fair value of the Company’s derivative instruments are included in Note 5 to these condensed consolidated unaudited financial statements. The notional amount under the interest rate swap agreements is an indication of the extent of the Company’s involvement in each instrument, but does not represent exposure to credit, interest rate or market risks.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Accounting for changes in the fair value of a derivative instrument depends on the intended use and designation of the derivative instrument. The Company designated the interest rate swaps as cash flow hedges, to hedge the variability of the anticipated cash flows on its variable rate notes payable. The change in fair value of the effective portion of the derivative instruments that are designated as hedges is recorded in other comprehensive income. Any ineffective portion of the change in fair value of the derivative instruments is recorded in interest expense.
The following table summarizes the unrealized gains and losses on the Company’s derivative instruments and hedging activities for the three and six months ended June 30, 2013 and 2012 (in thousands):

	Amount of Gain (Loss) Recognized in Other Comprehensive Income				Amount of Loss Reclassified from Accumulated Other Comprehensive Income to Net Income (1)
Derivatives in Cash Flow Hedging Relationships	Three Months Ended June 30,		Six Months Ended June 30,		Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012	2013	2012	2013	2012
Interest Rate Swaps	$3,977	$(4,835)	$6,784	$(5,677)	$(2,564)	$—	$(2,564)	$—
_______________

(1)
In connection with the amendment of the Company’s senior unsecured credit facility discussed in Note 11, two interest rate swap agreements, with an aggregate notional amount of $278.8 million and a maturity date of June 27, 2014, were deemed to be ineffective and the Company reclassified $2.6 million of unrealized losses previously recorded in accumulated other comprehensive income through March 31, 2013 into interest expense during the six months ended June 30, 2013. The Company recorded a $500,000 increase in the fair value related to these swaps in interest expense during the three months ended June 30, 2013. The remaining interest rate swaps were considered effective during the six months ended June 30, 2013.

The Company has agreements with each of its derivative counterparties that contain a provision whereby if the Company defaults on certain of its unsecured indebtedness, then the Company could also be declared in default on its derivative obligations resulting in an acceleration of payment. In addition, the Company is exposed to credit risk in the event of non-performance by its derivative counterparties. The Company believes it mitigates its credit risk by entering into agreements with creditworthy counterparties. The Company records credit risk valuation adjustments on its interest rate swaps based on the respective credit quality of the Company and the counterparty. During the six months ended June 30, 2013 and 2012, there were no termination events or events of default related to the interest rate swaps.
NOTE 11 — NOTES PAYABLE AND OTHER BORROWINGS
As of June 30, 2013, the Company and the Consolidated Joint Ventures had $3.5 billion of debt outstanding, with a weighted average years to maturity of 6.0 years and weighted average interest rate of 4.22%. The following table summarizes the debt activity during the six months ended and balances as of June 30, 2013 (in thousands):

		During the Six Months Ended June 30, 2013
	Balance as of December 31, 2012	Debt Issuance and Assumptions	Repayments	Other (1)	Balance as of June 30, 2013
Fixed rate debt	$2,311,541	$275,088	$(9,252)	$399	$2,577,776
Variable rate debt	84,942	11,901	—	—	96,843
Construction facilities	27,758	6,878	(7,884)	—	26,752
Credit facility	767,750	197,250	(265,000)	—	700,000
Repurchase agreements	100,057	—	—	—	100,057
Total(2)	$3,292,048	$491,117	$(282,136)	$399	$3,501,428
________________

(1)	Represents fair value adjustment of assumed mortgage note payable, net of amortization.

(2)
The table above does not include loan amounts associated with the Unconsolidated Joint Ventures of $196.0 million, of which $10.2 million is recourse to CCPT III OP. These loans mature on various dates ranging from October 2015 to July 2021.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

As of June 30, 2013, the fixed rate debt included $473.0 million of variable rate debt subject to interest rate swap agreements which had the effect of fixing the variable interest rates per annum through the maturity date of the loan. In addition, the fixed rate debt included mortgage notes assumed with an aggregate face amount of $45.0 million and an aggregate fair value of $43.9 million at the date of assumption. The fixed rate debt has interest rates ranging from 2.75% to 6.83% per annum. The variable rate debt has variable interest rates ranging from LIBOR plus 225 basis points to 350 basis points per annum. In addition, the construction facility has an interest rate of LIBOR plus 235 basis points. The debt outstanding matures on various dates from December 2013 through June 2023. The aggregate balance of gross real estate and related assets, net of gross intangible lease liabilities, securing the fixed and variable rate debt outstanding was $5.0 billion as of June 30, 2013. Each of the mortgage notes payable is secured by the respective properties on which the debt was placed.
As of June 30, 2013, the Company had $566.2 million available for borrowing under a senior unsecured credit facility (the “Credit Facility”) based on the underlying collateral pool of $1.9 billion. During the six months ended June 30, 2013, the Company entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”), which increased the available borrowings, extended the term and decreased the interest rates associated with the original Credit Facility. The Company expensed $2.6 million of unamortized deferred financing costs incurred in connection with the original Credit Facility and $2.6 million of new loan costs in connection with the amendment, which are included in interest expense in the accompanying condensed consolidated unaudited statements of operations. The Credit Facility provides borrowings up to $1.4 billion, which includes a $500.0 million term loan (the “Term Loan”) and up to $900.0 million in revolving loans (the “Revolving Loans”). The Credit Facility may be increased to a maximum of $1.75 billion. The Term Loan matures on June 3, 2018 and the Revolving Loans mature on June 3, 2017; however, the Company may elect to extend the maturity date to June 3, 2018 subject to satisfying certain conditions described in the Amended and Restated Credit Agreement. Depending upon the type of loan specified and overall leverage ratio, the Revolving Loans bear interest at either LIBOR plus an interest rate spread ranging from 1.65% to 2.25% or a base rate, ranging from 0.65% to 1.25%, plus the greatest of (1) LIBOR plus an interest rate spread ranging from 2.65% to 3.25%, (2) Bank of America N.A.’s Prime Rate or (3) the Federal Funds Rate plus 0.50%. The Company executed a swap agreement associated with the Term Loan, which will have the effect of fixing the variable interest rates per annum on July 17, 2013 through the maturity date of the respective loan at 3.30%. The Revolving Loans and Term Loan had a combined weighted average interest rate of 2.90% as of June 30, 2013.
The Repurchase Agreements have interest rates ranging from LIBOR plus 120 basis points to 175 basis points and mature on various dates from July 2013 through September 2013. Upon maturity, the Company may elect to renew the Repurchase Agreements for a period of 90 days until the CMBS mature. The CMBS have a weighted average remaining term of 8.6 years. Under the Repurchase Agreements, the lender retains the right to mark the underlying collateral to fair value. A reduction in the value of the pledged assets would require the Company to provide additional collateral to fund margin calls. As of June 30, 2013, the securities held as collateral had a fair value of $257.5 million and an amortized cost of $226.9 million. There was no cash collateral held by the counterparty as of June 30, 2013. The Repurchase Agreements are being accounted for as secured borrowings because the Company maintains effective control of the financed assets. The Repurchase Agreements are non-recourse to the Company and CCPT III OP.
The Credit Facility and certain notes payable contain customary affirmative, negative and financial covenants, representations, warranties and borrowing conditions. These agreements also include usual and customary events of default and remedies for facilities of this nature. Based on the Company’s analysis and review of its results of operations and financial condition, the Company believes it was in compliance with the covenants of the Credit Facility and such notes payable as of June 30, 2013.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

NOTE 12 — SUPPLEMENTAL CASH FLOW DISCLOSURES
Supplemental cash flow disclosures for the six months ended June 30, 2013 and 2012 are as follows (in thousands):

	Six Months Ended June 30,
	2013	2012
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Distributions declared and unpaid	$28,501	$25,297
Fair value of mortgage notes assumed in real estate acquisitions at date of assumption	$10,223	$24,000
Common stock issued through distribution reinvestment plan	$74,395	$80,506
Net unrealized gain (loss) on interest rate swaps	$6,784	$(5,677)
Unrealized loss on marketable securities	$(12,981)	$(1,311)
Contingent consideration	$209,553	$—
Common stock issued as consideration related to the Merger	$90,660	$—
Accrued construction and capital expenditures	$1,511	$3,937
Supplemental Cash Flow Disclosures:
Interest paid, net of capitalized interest of $43 and $146, respectively	$70,095	$53,622

NOTE 13 — COMMITMENTS AND CONTINGENCIES
In the ordinary course of business, the Company may become subject to litigation, claims or commitments. The Company is not aware of any material pending legal proceedings, other than as stated below and ordinary routine litigation incidental to the Company’s business, to which the Company is a party or to which the Company’s properties are the subject.
Litigation in Connection with the Merger
In connection with the Merger, between March 20 and April 30, 2013, three putative class action lawsuits were filed in the Circuit Court for Baltimore City, Maryland making various claims alleging that the Merger injured the Company and its shareholders. On April 30, 2013, the actions were consolidated by order of the Court as one action called In Re Cole Credit Property Trust, III, Inc. Derivative And Class Litigation. On May 8, 2013, plaintiffs filed a consolidated amended class action and derivative complaint naming as defendants Holdings; Cole REIT Advisors III, LLC (“CR III Advisors”); Merger Sub; CCA; CCC; Equity Fund Advisors, Inc.; Cole Realty Advisors, Inc.; each of the Company’s directors; and the Company as a nominal defendant. The consolidated amended complaint alleges a variety of claims against some or all of the defendants including claims for breaches of fiduciary duties and aiding abetting those breaches; unjust enrichment; corporate waste; breaches of the Company’s charter and the advisory agreement with CR III Advisors; and disclosure violations in connection with disclosures for the Company’s 2013 annual meeting. The plaintiffs seek, among other relief, class certification; various forms of injunctive relief; compensatory damages; and restitution. On June 7, 2013, defendants in the consolidated action moved to dismiss the amended complaint for, among other reasons, lack of standing and failure to state a claim upon which relief can be granted. On July 15, 2013, plaintiffs opposed defendants’ motion. The motion is pending.
On March 27, 2013, a putative derivative action was filed in the U.S. District Court, Arizona District, captioned Carter v. Cole Holdings, et al. (“Carter”) making various claims alleging that the Merger injured the Company and its shareholders. On May 13, 2013, Carter amended the complaint naming as defendants Holdings; CR III Advisors; Merger Sub; each of the Company’s directors, and the Company as nominal defendant. The amended complaint alleges a variety of claims against some or all of the defendants including claims for breaches of fiduciary duty and aiding and abetting those breaches; breaches of the Company’s charter and the advisory agreement with CR III Advisors; breach of the implied covenant of good faith; abuse of control; corporate waste; unjust enrichment; and, in connection with disclosures for the Company’s 2013 annual meeting, violations of Sections 14 and 20 of the Securities Exchange Act of 1934. Carter seeks, among other relief, a declaratory judgment; various forms of injunctive relief; compensatory damages; and restitution.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

On April 8, 2013, a putative class action and derivative action was filed in the U.S. District Court, Arizona District, captioned Schindler v. Cole Holdings Corporation, et al. (“Schindler”) making various claims alleging that the Merger injured the Company and its shareholders. On June 7, 2013, Schindler amended the complaint naming as defendants Holdings; CR III Advisors; Merger Sub; the Company’s directors; and the Company as nominal defendant. The amended complaint alleges a variety of claims against some or all of the defendants including claims for breaches of fiduciary duty and aiding and abetting those breaches; unjust enrichment; corporate waste; and, in connection with disclosures for the Company’s 2013 annual meeting, violations of Sections 14 and 20 of the Securities Exchange Act of 1934. Schindler seeks, among other relief, class certification; various forms of injunctive relief; compensatory damages; and restitution.
On June 3, 2013, defendants moved to consolidate the Carter and Schindler actions pursuant to Federal Rule of Civil Procedure 42(a). Plaintiff in the Carter action responded on June 7, 2013, supporting consolidation of the Carter and Schindler actions for pretrial purposes, but opposing consolidation for all other purposes. Plaintiff in the Schindler action responded on June 20, 2013, agreeing that the Carter and Schindler actions should be consolidated. That motion is pending. The parties in the Carter action have entered into stipulations agreeing that once the court rules on the motion to consolidate, the parties shall confer about an agreed upon deadline for defendants to answer or otherwise respond to plaintiff’s amended complaint, which in any case shall not be sooner than fifteen days from the court’s order. The parties in the Schindler action have entered into a stipulation agreeing that, unless and until the court in the Carter action denies the motion to consolidate, defendants shall answer or otherwise respond to the amended complaint within fifteen days of the court’s order. On June 25, 2013, plaintiff in the Schindler action filed a motion for appointment as lead plaintiff and for approval of lead plaintiff’s selection of lead counsel. On July 8, 2013, plaintiff in the Carter action filed a motion for appointment of lead plaintiff and lead and liaison counsel for purposes of prosecuting derivative claims on behalf of the Company. The motions for lead plaintiff in both the Carter and Schindler actions are pending.
The Company believes that these lawsuits are without merit, but the ultimate outcome of these matters cannot be predicted.  While losses and legal expenses may be incurred, at this time it is impossible to develop a range of reasonably possible potential losses, and no provisions for losses have been recorded in the accompanying condensed consolidated unaudited financial statements.
Purchase Commitments
Under its PCM segment, the Company enters into purchase and sale agreements, and deposits funds into escrow towards the purchase of such acquisitions, most of which are expected to be assigned to one of the Managed REITs at or prior to the closing of the respective acquisition. As of June 30, 2013, the Company was a party in 48 purchase and sale agreements with unaffiliated third-party sellers to purchase a 100% interest in 139 properties, subject to meeting certain criteria, for an aggregate purchase price of $461.7 million, exclusive of closing costs.  As of June 30, 2013, the Company had $9.7 million of property escrow deposits held by escrow agents in connection with these future property acquisitions, which may be forfeited if the transactions are not completed under certain circumstances. The Company will be reimbursed by the assigned Managed REIT for amounts escrowed when it acquires a property. As of August 1, 2013, the Company had assigned 13 of these properties, with an aggregate purchase price of $107.9 million, to certain of the Managed REITs. As of August 1, 2013, two agreements were terminated and no escrow deposits were forfeited.
In addition, the Holdings Executives have the right to the Merger Contingent Consideration amounts to be paid by the Company in connection with the Merger and the Listing. The Company also had properties subject to earnout provisions obligating it to pay additional consideration to the respective seller contingent on the future leasing and occupancy of vacant space at the properties. Refer to Note 5 for further discussion.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Environmental Matters
In connection with the ownership and operation of real estate, the Company potentially may be liable for costs and damages related to environmental matters. The Company owns certain properties that are subject to environmental remediation. In each case, the seller of the property, the tenant of the property and/or another third party has been identified as the responsible party for environmental remediation costs related to the respective property. Additionally, in connection with the purchase of certain of the properties, the respective sellers and/or tenants have indemnified the Company against future remediation costs. In addition, the Company carries environmental liability insurance on its properties that provides limited coverage for remediation liability and pollution liability for third-party bodily injury and property damage claims. Accordingly, the Company does not believe that it is reasonably possible that the environmental matters identified at such properties will have a material effect on its results of operations, financial condition or liquidity, nor is it aware of any environmental matters at other properties which it believes are reasonably possible to have a material effect on its results of operations, financial condition or liquidity.
NOTE 14 — RELATED-PARTY TRANSACTIONS AND ARRANGEMENTS
The Company’s PCM segment is contractually responsible for managing the Managed REITs’ affairs on a day-to-day basis, identifying and making acquisitions and investments on the Managed REITs’ behalf, and recommending to each of the Managed REIT’s respective board of directors an approach for providing investors with liquidity. In addition, the Company distributes the shares of common stock for certain of the Managed REITs and advises them regarding offerings, manages relationships with participating broker-dealers and financial advisors and provides assistance in connection with compliance matters relating to the offerings. The Company receives compensation and reimbursement for services relating to the Managed REITs’ offerings and the investment, management and disposition of their respective assets, as applicable.
Offerings
The Company receives a selling commission of up to 7.0% of gross offering proceeds related to the sale of shares of CCPT IV and CCIT common stock, before reallowance of commissions earned by participating broker-dealers. The Company has and intends to continue to reallow 100% of selling commissions earned to participating broker-dealers. In addition, the Company receives 2.0% of gross offering proceeds, before reallowance to participating broker-dealers, as a dealer manager fee in connection with the sale of CCPT IV and CCIT shares of common stock. The Company, in its sole discretion, may reallow all or a portion of its dealer manager fee to such participating broker-dealers as a marketing and due diligence expense reimbursement, based on factors such as the volume of shares sold by such participating broker-dealers and the amount of marketing support provided by such participating broker-dealers. No selling commissions or dealer manager fees are paid to the Company or other broker-dealers with respect to shares sold under the respective Managed REIT’s distribution reinvestment programs under which the stockholders may elect to have distributions reinvested in additional shares.
In connection with the sale of INAV shares of common stock, the Company receives an asset-based dealer manager fee that is payable in arrears on a monthly basis and accrues daily in an amount equal to 1/365th of 0.55% of the INAV’s net asset value (“NAV”). The Company, in its sole discretion, may reallow all or a portion of its dealer manager fee equal to an amount up to 1/365th of 0.20% of INAV’s NAV to participating broker-dealers.
All other organization and offering expenses associated with the sale of the Managed REITs’ common stock (excluding selling commissions, if applicable, and the dealer manager fee) paid by the Company are reimbursed by the Managed REITs, up to certain limits per the respective advisory agreement. As these costs are incurred, they are recorded as reimbursement revenue and are included in dealer manager fees, selling commissions and offering reimbursements in the financial results for the PCM segment in Note 4.  As of June 30, 2013, the Company had $15.3 million of organization and offering costs recorded on behalf of the Managed REITs in excess of the limits that have not been reimbursed, which is expected to be reimbursed by the Managed REITs as they raise additional proceeds from the respective offering and are included in intangible assets, prepaid expenses and other assets, net in the accompanying condensed consolidated unaudited balance sheets. Subsequent to June 30, 2013, the Company had incurred $1.2 million of additional organization and offering costs and the Managed REITs reimbursed the Company $1.2 million.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

The Company recorded commissions, fees and expense reimbursements as shown in the table below for services provided to the Managed REITs related to the services described above during the three and six months ended June 30, 2013 (in thousands). As the Company did not commence operations for the PCM segment until the Merger Date, comparative financial data is not presented for the three and six months ended June 30, 2012.

	CCPT IV	CCIT	INAV	Total
Offering:
Selling commissions	$14,367	$19,028	$—	$33,395
Selling commissions reallowed	$14,367	$19,028	$—	$33,395
Dealer manager fees	$4,188	$5,601	$46	$9,835
Dealer manager fees reallowed	$2,297	$3,269	$1	$5,567
Other organization and offering expense reimbursements	$4,245	$4,242	$101	$8,588
Operations
The Company earns acquisition fees related to the acquisition, development or construction of properties on behalf of certain of the Managed REITs. In addition, the Company is reimbursed for acquisition expenses incurred in the process of acquiring properties up to certain limits per the respective advisory agreement. The Company is not reimbursed for personnel costs in connection with services for which it receives acquisition fees or real estate commissions. In connection with services provided by the Company related to the origination or refinancing of any debt financing obtained by certain Managed REITs that is used to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company receives a finance coordination fee and reimbursement, subject to certain limitations. In addition, the Company may earn disposition fees related to the sale of one or more properties, including those held indirectly through joint ventures, on behalf of a Managed REIT. Acquisition, finance coordination and disposition fees and reimbursements, as applicable, are included in transaction service fees in the financial results for the PCM segment in Note 4.
The Company earns advisory and asset and property management fees from certain Managed REITs and other affiliates. In addition, the Company may be reimbursed for expenses incurred in providing advisory and asset and property management services, subject to certain limitations. Advisory fees, asset and property management fees and reimbursements of expenses are included in management fees and reimbursements in the financial results for the PCM segment in Note 4.
The Company recorded fees and expense reimbursements as shown in the table below for services provided to the Managed REITs and other programs sponsored by Cole Capital, a trade name used to refer to a group of affiliated entities directly or indirectly controlled by the Company, related to the services described above during the three and six months ended June 30, 2013 (in thousands). As the Company did not commence operations for the PCM segment until the Merger Date, comparative financial data is not presented for the three and six months ended June 30, 2012.

	CCPT II	CCPT IV	CCIT	Other	Total
Operations:
Acquisition fees	$—	$10,596	$10,764	$149	$21,509
Asset management fees	$2,148	$—	$—	$236	$2,384
Property management and leasing fees	$1,450	$—	$—	$178	$1,628
Operating expense reimbursements	$853	$873	$522	$—	$2,248
Advisory fees	$—	$1,797	$1,184	$75	$3,056

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Investment in Managed REITs
As of June 30, 2013, the Company owned aggregate equity investments of $555,000 in the Managed REITs, which is included in investment in unconsolidated entities in the accompanying condensed consolidated unaudited balance sheets. The table below presents certain information related to the Company’s investments in the Managed REITs.

	% of Outstanding Shares Owned at	Carrying Amount of Investment at
Managed REIT	June 30, 2013	June 30, 2013 (in thousands)
CCPT	0.01%	$6
CCPT II	0.01%	116
CCPT IV	0.03%	151
CCIT	0.03%	108
INAV	0.51%	174
		$555
As of June 30, 2013, the Company, as the sole stockholder, had an aggregate investment of $400,000 in two REITs in the registration process, Cole Credit Property Trust V, Inc. and Cole Office & Industrial REIT (CCIT II), Inc., which is included in cash and cash equivalents in the accompanying condensed consolidated unaudited balance sheets.
Due from Affiliates
As of June 30, 2013, $8.0 million was expected to be collected from the Managed REITs for services provided by the Company and expenses subject to reimbursement by the Managed REITs in accordance with their respective advisory and property management agreements and was included in due from affiliates on the accompanying condensed consolidated unaudited balance sheets.
Pre-Merger Expenses
Prior to the Merger, CCPT III was externally advised by a subsidiary of Holdings. CCPT III recorded fees and expense reimbursements for property management and advisory services provided by a subsidiary of Holdings of $280,000 and $16.4 million, respectively, for the three and six months ended June 30, 2013, and $35.6 million and $59.9 million, respectively, for the three and six months ended June 30, 2012.
Transactions
During the six months ended June 30, 2013, CCPT III entered into the Merger Agreement with Holdings, Merger Sub and the Holdings Stockholder and consummated the Merger and acquired the business conducted by Holdings. Refer to Note 3 for further discussion. Prior to the Merger, Holdings issued a subordinate revolving line of credit agreement that provided for $10.0 million of available borrowings to CCPT IV.  The line of credit agreement matured in April 2013 and no amounts remained outstanding under the line of credit as of June 30, 2013.
NOTE 15 — EQUITY AND STOCK-BASED COMPENSATION
Common Stock
The Company is authorized to issued up to 990.0 million shares of common stock, $0.01 par value per share. As of June 30, 2013, the Company had approximately 494.1 million shares, net of share redemptions, issued, of which the approximately 4.3 million Escrow Shares, as discussed in Note 3, were not considered outstanding in accordance with GAAP. As of December 31, 2012, the Company had approximately 479.5 million shares issued and outstanding. On June 20, 2013, the Company listed its common stock on the NYSE under the ticker symbol “COLE”.
Preferred Stock
The Company is authorized to issue up to 10.0 million shares of preferred stock, $0.01 par value per share. As of December 31, 2012 and June 30, 2013, the Company did not have any preferred stock issued or outstanding. The Company’s board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Prior Public Offerings and Distribution Reinvestment Plan
The Company offered shares of common stock in its initial offering (the “Initial Offering”) from January 2009 to October 2010. At the completion of the Initial Offering, a total of approximately 217.5 million shares of common stock had been issued, including approximately 211.6 million shares issued in the primary offering and approximately 5.9 million shares issued pursuant to a distribution reinvestment plan (the “DRIP”). The remaining approximately 32.5 million unsold shares in the Initial Offering were deregistered.
The Company offered shares of its common stock pursuant to a follow-on offering (the “Follow-on Offering”) from October 2010 to April 2012. At the completion of the Follow-on Offering, a total of approximately 262.2 million shares of common stock had been issued, including approximately 242.9 million shares issued in the primary offering and approximately 19.3 million shares issued pursuant to the DRIP. The remaining approximately 12.8 million unsold shares in the Follow-on Offering were deregistered.
In addition, the Company registered 75.0 million shares of common stock under the DRIP pursuant to a registration statement filed on Form S-3 (the “DRIP Offering” and collectively with the Initial Offering and the Follow-on Offering, the “Offerings”), which was filed with the SEC on March 14, 2012 and automatically became effective with the SEC upon filing. On April 12, 2013, the Company announced that the board of directors, including all of the Company’s independent directors, had voted to suspend the DRIP. On June 17, 2013, the board of directors, including all of the Company’s independent directors, voted to terminate the DRIP effective as of the date of the Listing. Prior to the termination date, the Company had issued approximately 20.3 million shares pursuant to the DRIP Offering. Subsequent to June 30, 2013, the Company deregistered the remaining approximately 54.7 million unsold shares.
As of June 30, 2013, the Company had issued approximately 499.9 million shares of its common stock in the Offerings for aggregate gross proceeds of $5.0 billion (including shares sold pursuant to the DRIP), before share redemptions pursuant to the share redemption program of $174.7 million and offering costs, selling commissions and dealer management fees of $463.2 million.
In connection with the Merger, the Company issued approximately 12.8 million shares of the Company’s common stock during the six months ended June 30, 2013 in a transaction exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company redeemed approximately 796,000 shares to satisfy applicable tax withholdings related to the Upfront Stock Consideration and Listing Consideration.
Tender Offer
On June 20, 2013, the Company commenced a modified “Dutch auction” tender offer to purchase for cash up to $250.0 million in value of shares of its common stock from its stockholders (the “Tender Offer”). Under the terms of the Tender Offer, the Company intends to select the lowest price, not greater than $13.00 nor less than $12.25 per share, net to the tendering stockholder in cash, less any applicable withholding taxes and without interest, which would enable the Company to purchase the maximum number of shares having an aggregate purchase price not to exceed $250.0 million. The Company intends to fund the purchase price for shares of common stock accepted for payment pursuant to the Tender Offer, and related fees and expenses, from available cash and/or borrowings under the Credit Facility. Subject to modification or withdrawal in accordance with its terms, the Tender Offer is scheduled to expire on August 8, 2013.
Share Redemption Program
The Company had a share redemption program whereby stockholders could sell shares of the Company’s common stock to the Company in compliance with the applicable requirements and guidelines of the Company’s share redemption program. On April 12, 2013, the Company’s board of directors, including all of its independent directors, voted to suspend the share redemption program in anticipation of the planned listing of its shares of common stock on the NYSE. On June 17, 2013, the Company’s board of directors, including all of its independent directors, voted to terminate the share redemption program effective as of the date of the Listing, and the share redemption program was terminated as of such date. During the six months ended June 30, 2013, the Company received valid redemption requests relating to approximately 5.3 million shares, which were redeemed in full for $52.3 million (an average of $9.82 per share).

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

Fractional Share Redemptions
In connection with the Listing, the Company’s board of directors, including all of its independent directors, approved eliminating all outstanding fractional shares of the Company’s common stock no earlier than the 11th business day following the completion or termination of the Tender Offer by paying each holder of a fractional share as of the record date for the payments an amount in cash equal to the fraction of a share being repurchased multiplied by the average closing price of the Company’s common stock on the NYSE for the ten trading days ending on the trading day prior to the record date, rounded to the nearest whole cent.
Share Repurchase Program
The Company’s board of directors adopted a share repurchase program, authorizing the repurchase by the Company, from time to time, of the Company’s shares of common stock for an aggregate purchase price (excluding fees, commissions and all other ancillary expenses) of up to $250.0 million commencing no earlier than the 11th business day following the completion or termination of the Tender Offer (the “Share Repurchase Program”). The Company may conduct repurchases on the open market, including through the facilities of the NYSE, in privately negotiated transactions, or otherwise, by direct purchases of common stock or purchases pursuant to derivative instruments or securities relating to common stock, or other transactions. The timing and extent of any repurchases will depend upon market conditions, the trading price of the common stock and other factors. The Share Repurchase Program does not require the Company to acquire any specific number of or value of shares (subject to the maximum value stated above) and may be terminated at any time. The Company intends to fund the purchase price for shares of common stock repurchased pursuant to the Share Repurchase Program, and all related fees and expenses, from available cash and/or borrowings under the Credit Facility.
Equity Incentive Plans
During the six months ended June 30, 2013, the Company’s board of directors, upon the recommendation of the special committee comprised solely of independent directors, approved and adopted the Cole Credit Property Trust III, Inc. 2013 Omnibus Employee Incentive Plan (the “Employee Plan”) and the Cole Credit Property Trust III, Inc. 2013 Non-Employee Director Plan (the “Non-Employee Director Plan”, and together with the Employee Plan, the “Equity Plans”). The Equity Plans were adopted and became effective on May 8, 2013 and, unless earlier terminated by the board of directors, will terminate on May 8, 2023. The compensation committee, or other committee designated by the board of directors, will administer the Equity Plans.
Approximately 40.2 million shares of common stock of the Company (subject to adjustment) are reserved for issuance pursuant to the Employee Plan and a total of 500,000 shares of common stock of the Company (subject to adjustment) are reserved for issuance pursuant to the Non-Employee Director Plan. Both Equity Plans provide for the grant of non-qualified stock options, stock appreciation rights, restricted stock awards, restricted stock units, dividend equivalents and other stock-based awards; the Employee Plan also provides for the grant of stock options intended to be incentive stock options under Section 422 of the Internal Revenue Code and cash-based awards.
Awards under the Employee Plan may only be granted to employees and consultants of the Company, while awards under the Non-Employee Director Plan may only be granted to non-employee directors of the Company’s board of directors. Under the Non-Employee Director Plan, the maximum number of awards that may be granted to any non-employee director in a calendar year may not exceed a grant date fair market value of $300,000.
Subsequent to June 30, 2013, the compensation committee of the Company’s board of directors approved the grants of restricted share units (the “RSUs”) and performance share units (the “PSUs”) under the Employee Plan to certain Company employees, including the Company’s chief executive officer and its other executive officers. The RSUs vest and will be settled in shares of the Company’s common stock in installments subject to the employee’s continued employment over a three year period. The PSUs have a performance vesting condition based on achievement of relative total stockholder return and a continued employment condition over a three year period, and will be settled in shares of the Company’s common stock in installments over a three year period. No shares were granted under the Equity Plans as of June 30, 2013.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

NOTE 16 — EARNINGS PER SHARE
The Escrow Shares are included in the computation of earnings per share under the two-class method as they contain non-forfeitable rights to distributions and are considered to be participating securities in accordance with GAAP. The two-class method is an earnings allocation formula that determines earnings per share for each class of common shares and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. The Company’s Escrow Shares contain rights to receive non-forfeitable distribution equivalents, and therefore the Company applies the two-class method of computing earnings per share. The calculation of earnings per share below excludes the income attributable to the Escrow Shares from the numerator. The following table summarizes basic and diluted earnings (in thousands, except share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Numerator:
Net income attributable to the Company	$29,023	$23,223	$69,134	$59,160
Distributions paid and declared on Escrow Shares	(605)	—	(605)	—
Net income - basic and diluted	$28,418	$23,223	$68,529	$59,160

Denominator:
Weighted average number of shares outstanding - basic	487,915,368	473,159,051	484,396,906	470,033,648
Effect of dilutive securities	3,594,760	—	1,797,380	—
Weighted average number of shares outstanding - diluted	491,510,128	473,159,051	486,194,286	470,033,648

Basic earnings per common share:
Net income per share attributable to the Company	$0.06	$0.05	$0.14	$0.13
Diluted earnings per common share:
Net income per share attributable to the Company	$0.06	$0.05	$0.14	$0.13
In accordance with GAAP, shares of common stock included in the Company’s diluted earnings per common share determination consist of the Merger Contingent Consideration pursuant to the Merger Agreement using the if-converted method and unvested shares from the Escrow Share arrangements using the treasury share method. A total of 199,727 shares of common stock for each of the three and six months ended June 30, 2013 were excluded from the earnings per share computations above as their effect would have been antidilutive.
NOTE 17 — INCOME TAXES
As a REIT, the Company generally is not subject to federal income tax, with the exception of its TRS.  However, the Company, including its TRS, is still subject to certain state and local income taxes in the various jurisdictions in which it operates.
Based on the above, the PCM segment, substantially all of which is conducted through a TRS, recognized a benefit from federal and state income taxes of $235,000 for both the three and six months ended June 30, 2013. No provision for or benefit from income taxes was recognized for the three and six months ended June 30, 2012 as the Company did not commence operations for the PCM segment until the Merger Date. The difference in the benefit from income taxes reflected in the condensed consolidated unaudited statements of operations as compared to the benefit calculated at the statutory federal income tax rate is primarily attributable to state and local income taxes, the tax classification of entities in the consolidated group and various permanent differences.

COLE REAL ESTATE INVESTMENTS, INC.
(F/K/A COLE CREDIT PROPERTY TRUST III, INC.)
NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS – (Continued)
June 30, 2013

The REI segment recognized state income taxes of $442,000 and $658,000 during the three and six months ended June 30, 2013, respectively, and $283,000 and $476,000 during the three and six months ended June 30, 2012, respectively, which are included in general and administrative expenses in the accompanying condensed consolidated unaudited statements of operations.
NOTE 18 — SUBSEQUENT EVENTS
Equity Incentive Awards
Subsequent to June 30, 2013, the compensation committee of the Company’s board of directors approved grants of an aggregate of approximately 2.8 million RSUs and PSUs under the Employee Plan to certain Company employees, including the Company’s chief executive officer and its other executive officers.
Deregistration of DRIP Offering
Subsequent to June 30, 2013, the Company deregistered the remaining unsold shares pursuant to the DRIP Offering, as discussed in Note 15.
Distributions
The Company’s board of directors previously authorized the payment of cash dividends on a monthly basis, in the amount of $0.05833334 per share of common stock (a monthly rate that is equivalent to an annual rate of $0.70 per share) for stockholders of record as of each of July 31, 2013, August 30, 2013 and September 30, 2013. Subsequent to June 30, 2013, the Company’s board of directors authorized (i) an increase to its previous authorization of the payment of cash dividends for each of the months of August and September 2013 from $0.05833334 per share of common stock (a monthly rate that is equivalent to an annual rate of $0.70 per share) to $0.06 per share of common stock (a monthly rate that is equivalent to an annual rate of $0.72 per share) and (ii) the declaration and payment of a cash dividend on a monthly basis, in the amount of $0.06 per share of common stock (a monthly rate that is equivalent to an annual rate of $0.72 per share) for stockholders of record as of October 31, 2013. The payment dates for the dividends for the stockholders of record as of August 30, 2013 and September 30, 2013 will remain unchanged and will be September 3, 2013 and October 1, 2013, respectively. The payment date for the dividends for the stockholders of record as of October 31, 2013 will be November 1, 2013.
Other Transactions
Real Estate Investment Segment
As of August 1, 2013, the Company had $700.0 million outstanding under the Credit Facility.
Private Capital Management Segment
As of August 1, 2013, the Company was a party in 65 purchase and sale agreements with unaffiliated third-party sellers to purchase a 100% interest in 152 retail properties, subject to meeting certain criteria, for an aggregate purchase price of $595.7 million, exclusive of closing costs.
Subsequent to June 30, 2013 through August 1, 2013, the PCM segment raised $536.6 million of capital on behalf of the Managed REITs. In addition, the PCM segment facilitated the acquisition of $353.0 million of real estate investments and $53.4 million of real estate financing on behalf of the Managed REITs subsequent to June 30, 2013 through August 1, 2013.